Exhibit 2.1

DATE 1 December 2003

3i GROUP PLC AND OTHERS

J.A. COOK AND OTHERS

PHILIP PADFIELD AND SUNIL PUROHIT

LIQUENT HOLDINGS LIMITED

INFORMATION VENTURES LLC

SHARE PURCHASE AGREEMENT

relating to the acquisition of the entire
issued share capital of CDC Solutions Limited

Macfarlanes

10 Norwich Street

London EC4A 1BD

CONTENTS

Clause

1	Definitions, interpretation and third party rights
2	Sale and purchase
3	Consideration
4	Completion
5	Completion Statement
6	Further Consideration
7	Earnout Consideration
8	Escrow Arrangements
9	Warranties
10	Restrictions
11	Earnout Protections
12	Optionholders
13	Release
14	Taxation
15	Announcements
16	Assignment
17	General
18	Notices
19	Guarantee and indemnity
20	Power of Attorney
21	Governing law and jurisdiction

Schedules

1	The Vendors
2	The Company
3	The Subsidiaries
4	Completion obligations of the Vendors
5	Warranties
6	Limitations on Liability
7	Properties
8	Completion Statement
9	Intellectual Property
10	Taxation
11	Adjustment to Accounting Policies

List of Agreed Form Documents

“A”	Letter of Amendment
“B1” to “B5”	Letters of Resignation
“C1” and “C2”	Board Minutes
“D”	Drag Along Notice
“E1” and “E2”	Letter to Optionholders (including Form of Instruction)
“F1” and “F4”	Loan Note Instruments

SHARE PURCHASE AGREEMENT

DATE	1 December 2003

PARTIES

1                                                                                          THE PERSONS whose names and addresses are set out in Part I of Schedule 1 (“the Institutional Vendors”)

2                                                                                          THE PERSONS whose names and addresses are set out in Part II of Schedule 1 (“the Management Vendors”)

3                                                                                          THE PERSONS whose names and addresses are set out in Part III of Schedule 1 (“the Non Vendor Warrantors”)

4                                                                                          LIQUENT HOLDINGS LIMITED (registered number 4916579) whose registered office is at 10 Norwich Street, London EC4A 1BD (“the Purchaser”)

5                                                                                          INFORMATION VENTURES LLC whose registered office is at 2777 Summer Street, Suite 209, Stamford, Connecticut 06905 USA (“the Guarantor”)

INTRODUCTION

A                                                                                      The Company is a private company limited by shares.  Details of the Company are set out in Schedule 2.

B                                                                                        The Vendors have agreed to sell and the Purchaser has agreed to buy the Shares on the terms and subject to the conditions of this Agreement.

C                                                                                        The Non Vendor Warrantors have agreed to give certain warranties to the Purchaser in relation to the sale and purchase of the Shares.

D                                                                                       In consideration of the Vendors agreeing to sell the Shares and the Non Vendor Warrantors giving certain warranties the Guarantor has agreed to guarantee the obligations of the Purchaser on the terms set out below.

AGREEMENT

1                                                                                          Definitions, interpretation and third party rights

1.1                                                                                 The Introduction and Schedules form part of this Agreement and have the same force and effect as if set out in the body of this Agreement.  Any reference to this Agreement includes the Introduction and Schedules.

1.2                                                                                 In this Agreement, the following words and expressions have the following meanings:-

the Accounts:  the audited accounts of the Company and of CDC Trustees Limited and the audited consolidated accounts of the Company and the Subsidiaries for the accounting reference period which ended on the Accounts Date (comprising in each case a balance sheet and profit and loss account or, as the case may be, a consolidated balance sheet and consolidated profit and loss account, notes and directors’ and auditors’ reports);

the Accounts Date:  31 December 2002;

the Agreed Form:  the form agreed between and signed by or on behalf of the Vendors and the Purchaser;

Agreed Tax Amount:  the income tax and social security contributions (if any) as determined by the Inland Revenue in respect of the Unagreed EMI Options;

the Articles:  the Articles of Association adopted by the Company immediately prior to the execution of this Agreement;

Business Day:  any day other than a Saturday, Sunday or any other day which is a public holiday in England;

CAA 2001:  Capital Allowances Act 2001;

Cash Earnout Entitlement:  the percentage entitlement of each Institutional Vendor (excluding the Quester Funds) to share in any cash payments of Earnout Consideration and Escrow Consideration;

the CDC Accounting Policies:  the principles, policies, bases, practices and methods consistent with those used in the preparation of the audited accounts of the Company for the financial year ended on the Accounts Date save where such principles, policies, bases, practices and methods are inconsistent with UK GAAP in force at the date of this Agreement, in which case UK GAAP shall take precedence, as adjusted on the basis set out in Schedule 11;

the CDC Employee Benefit Trust: means the CDC Employee Benefit Trust established by a trust deed dated 11 November 1998 between the Company (1) and CDC Trustees Limited (2);

CDC-Liquent Pipeline Customers: Medtronic Inc., Gold Shield and Geneva Pharmaceuticals Inc.;

CDC Pipeline Customers: URL Mutual, Tyco Healthcare, KV Pharmaceuticals, Barr Labs, Dr Reddy’s Labs, Aventis Pasteur and Cardinal Health;

CDC Revenue:  the aggregate revenue of the Company and the Subsidiaries for the Further Consideration Period net of trade discounts and excluding (i) Intra-group Transactions and (ii) revenues arising from business conducted with outsourced submissions as shown in the consolidated accounts of such companies prepared in accordance with the CDC Accounting Policies and determined in accordance with Clause 6;

CDC Trustees Limited:  CDC Trustees Limited who are the trustees of the CDC Employee Benefit Trust;

the Combined Business:  the business carried on by the Combined Group;

the Combined Business Accounting Policies:  the principles, policies, bases, practices and methods consistent with those used in the preparation of the financial statements of Liquent for the purposes of their inclusion in the consolidated financial statements of Information Holdings Inc. for the relevant Financial Year save where such principles, policies, bases, practices and methods are inconsistent with US GAAP in force at the date of this Agreement, in which case US GAAP shall take precedence;

the Combined Business EBITDA:  in respect of any period, the aggregateearnings of the Combined Business net of trade discounts and excluding Intra-group Transactions before interest, taxation, depreciation and amortisation for such period as shown in the accounts of the companies comprising the Combined Group prepared in accordance with the Combined Business Accounting Policies and determined in accordance with Clause 7;

the Combined Business Revenue:  in respect of any period, the aggregate revenue of the Combined Business net of trade discounts and excluding Intra-group Transactions for such period as shown in the accounts of the companies comprising the Combined Group prepared in accordance with the Combined Business Accounting Policies and determined in accordance with Clause 7;

the Combined Group:  the Purchaser, the Company, the Subsidiaries, Liquent, Liquent Limited and, subject to the provisions of Clause 7.8, any companies acquired by any of such companies;

Commercial Confidential Information:  all information not in the public domain, which a Vendor shall have received or obtained at any time by reason of or in connection with his relationship with the Company or any of the Subsidiaries other than Technical Confidential Information but including:  trade secrets; customer/client lists, contact details of clients, customers and suppliers and individuals within those organisations; financial projections, target details and accounts; fee levels, pricing policies, commissions and commission charges; budgets, forecasts, reports, interpretations, records and corporate and business plans; planned products and services; marketing and advertising plans, requirements and materials, marketing surveys and research reports and market share and pricing statistics; and computer software and passwords;

the Company:  CDC Solutions Ltd (Company No: 2946062);

the Companies Acts:  the Companies Act 1985, the Companies Consolidation (Consequential Provisions) Act 1985, the Companies Act 1989 and Part V of the Criminal Justice Act 1993;

Completion:  completion of the sale and purchase of the Shares in accordance with this Agreement;

the Completion Date:  the date of this Agreement;

the Completion Statement:  the statement agreed or determined in accordance with Clause 5;

Compound Annual Rate of Growth:

(FV/PV)1/3 – 1,  expressed as a percentage, where:-

FV is the Combined Business Revenue for the year ended December 31, 2006;

PV is the Combined Business Revenue for the year ended December 31, 2003;

For the avoidance of doubt, the CDC revenues to be used for the year ended December 31, 2003 will be the revenues reported in its audited financial statements for that financial year as adjusted in accordance with the Combined Business

Accounting Policies and not the CDC Revenues as defined in this Agreement and used in the calculation of the Further Consideration;

the Consideration:  the Initial Consideration, as adjusted pursuant to Clause 5, the Further Consideration, the Escrow Consideration and the Earnout Consideration;

the Disclosure Letter:  the letter dated the date of this Agreement from the Warrantors to the Purchaser making certain disclosures against the Warranties;

the Drag Along Notice: the notice in the Agreed Form marked “D”;

Earnout Consideration:  subject to the provisions of Clauses 7.8 and 7.9, the higher of (i) £666,667 multiplied by x, where x is the number of percentage points (if any) by which the Compound Annual Rate of Growth exceeds 10 percent; or (ii) £1,000,000 multiplied by y, where y is the amount (if any) in units of $1,000,000 by which the higher of (a) the Combined Business EBITDA for the Financial Year ending on 31 December 2006 or (b) the average annual Combined Business EBITDA for the three Financial Years during the Earnout Period exceeds $15,000,000, determined in each case in accordance with Clause 7, the Earnout Consideration calculated under this definition being subject to a maximum of £10,000,000;

the Escrow Escrow Account:  the interest bearing deposit account opened for this purpose in the joint names of the Vendors’ Solicitors and the Purchaser’s Solicitors at the Royal Bank of Scotland;

Earnout Entitlement: the entitlement of each Institutional Vendor to share in the Earnout Consideration and the Escrow Consideration (expressed as a percentage) as set out in column 5 of Schedule 1;

the Earnout Loan Notes:  the loan notes constituted by the Earnout Loan Note Instrument;

the Earnout Loan Note Instrument:  the Series D unsecured loan note instrument in the Agreed Form marked “F1”;

the Earnout Period:  the period from the Completion Date to the 31 December 2006;

the EBT Release Amount:  the amount of the Initial Consideration payable in respect of 176,120 Ordinary Shares in accordance with the Articles;

the EMI Release Date:  the date being (a) the earlier of (i) 3 Business Days following the date on which all Optionholders holding options granted pursuant to the rules of the EMI Scheme have exercised all (but not some only) of their options and (ii) the date of the expiry of the Option Exercise Period and (b) for the Unagreed EMI Options only, if it is later than the date found under (a), 7 Business Days after notification of the Agreed Tax Amount as determined by the Inland Revenue has been received by the Company;

the EMI Scheme:  the CDC Solutions Limited Enterprise Management Incentives (EMI) Scheme adopted by the Company on 13 July 2001;

the Escrow Consideration:  the sum of £2,243,440;

the Escrow Loan Notes:  the Series A Notes in the sum of £523,469, the Series B Notes in the sum of £523,469 and the Series C Notes in the sum of £523,469 to be issued on Completion;

Estimated Tax Amount: in respect of the Unapproved Options, the income tax and social security contributions which would be due to the relevant revenue authority based on a reasonable estimate of the market value at the date of exercise of such options.  The reasonable estimate is agreed as being 80p per ordinary share in the Company;

the Executive:  Philip Padfield;

the Exercising Optionholders:  those Optionholders who validly exercise their Options;

the Form of Instruction: the form of instruction relating to the exercise of Options and which forms part of the Letter to Optionholders in the Agreed Form marked “E1” to “E2”;

the Final Working Capital Amount:  the Working Capital Amount less an amount equal to the Surplus Cash;

Financial Year:  as the case may be, the financial year ending 31 December 2004, 31 December 2005 or 31 December 2006;

the Further Consideration:  (i) £1.9312 for every £1.00 by which the CDC Revenue exceeds £7,000,000 subject to a maximum payment of £2,782,860, (ii) £1.00 for every £1.00 by which the CDC Revenue exceeds £8,441,000 subject to a maximum payment of £1,000,000 and (iii) £0.60 for every £1 by which the CDC Revenue exceeds £9,441,000 subject to a maximum payment of £1,000,000;

the Further Consideration Loan Notes:  the Series A Notes, the Series B Notes and the Series C Notes in the amounts calculated in accordance with Clause 6.1.3 of the Agreement;

the Further Consideration Period:  the period from and including 1 January 2003 to and including 31 December 2003;

Group Company:  in relation to any company, any body corporate which is from time to time a holding company of that company, a subsidiary of that company or a subsidiary of a holding company of that company;

Group Personal Pension:  a group personal pension plan known as CDC Solutions Limited Pension Plan operated through Norwich Union under reference number TK030128;

Initial Consideration:  an amount equal to the aggregate of the Surplus Cash and £11,373,760;

the Institutional Option Agreements:  the share option agreement dated 13 October 2000 and made between the Company (1), David Cornwell, James Cook, Catharine Brode and Clare Beazley (“the Directors”) (2) and 3i Group plc (3), the share option agreement dated 12 December 2000 and made between the Company (1), the Directors (2) and Quester VCT4 plc (3) and the share option agreements dated 13 October 2000 and made between the Company (1), the Directors (2) and Quester VCT plc (3), the Company (1), the Directors (2) and Quester VCT2 plc (3), the Company (1) the Directors (2) and Quester VCT3 plc, NIF Ventures Company Limited, Investment

Enterprise Partnership NIF New Technology Fund 2000/1, Investment Enterprise Partnership NIF New Technology Fund 99-A;

the Institutional Vendors’ Representatives:  Jeremy Milne and Matthew Mead;

Intellectual Property:  patents, petty patents, utility models, registered designs, design right, topography rights, copyright, database right, trade marks, service marks, trade or business names, domain names, logos, get-up or trade dress, inventions or secret processes, formulae, know-how and all rights or forms of protection of a similar nature or effect subsisting anywhere in the world, including applications or registrations for any such right;

Intra-group Transactions:  any transaction which is only between two or more Group Companies;

the Investment Agreements:  an investment agreement dated 20 August 1998 and made between CDC Solutions Ltd (“the Company”) (1), David Cornwell (“DC”), James Cook (“JC”) and Catharine Brode (“CB”) (2) and 3i Group plc (“3i”) (3) in relation to and investment in the Company by 3i (“the First Investment Agreement”), a supplemental investment agreement dated 26 November 1999 and made between the Company (1), DC, JC, CB and Clare Beazley (“CBZ”) (2), 3i (3), Quester VCT plc (“Quester 1”) and Quester VCT 2 plc (“Quester 2”) in relation to, inter alia, an investment in the Company by 3i, Quester 1 and Quester 2 (“the First Supplemental Investment Agreement”), a supplemental investment agreement dated 3 October 2000 and made between the Company (1),  DC, JC, CB and CBZ (2), 3i (3), Quester 1 and Quester 2 (4), Quester 3 plc (“Quester 3”) and Quester Capital Management Limited (“Quester Capital”) (5) in relation to, inter alia, an investment by Quester 2 and Quester 3 in the Company (“the Second Supplemental Investment Agreement”), a supplemental investment agreement dated 12 December 2000 and made between the Company (1), DC, JC, CB and CBZ (2), 3i (3), Quester 1, Quester 2, Quester 3, Quester Capital (4) and Quester 4 plc (“Quester 4”), Quester Nominees Limited (“Quester Nominees”) (5), NIF Ventures Company Limited (“NIF Ventures”), Investment Enterprise Partnership NIF New Technology Fund 99-A (“NIF 99-A”), Investment Enterprise Partnership NIF New Technology Fund 99-B (“NIF 99-B”) and Investment Enterprise Partnership NIF New Technology Fund 2000/2001 (“NIF 2000/2001”) (6) in relation to, inter alia, an investment by NIF 99-A, NIF 99-B and NIF 2000/2001 in the Company (“the Third Supplemental Investment Agreement”);

Loan Notes:  the Escrow Loan Notes, the Earnout Loan Notes and the Further Consideration Loan Notes;

Liquent:  Liquent, Inc.;

the Letter of Amendment:  the letter amending the terms of Philip Padfield’s service agreement in the Agreed Form marked “A”;

the Letter to Optionholders:  the relevant letter in the Agreed Form marked “E1 to E2” from the Purchaser to all Optionholders;

the Management Accounts:  the unaudited accounts of the Company and of each of the Subsidiaries for the 9 month period from the Accounts Date to 30 September 2003 (comprising a balance sheet and profit and loss account), a copy of each of which is annexed to the Disclosure Letter;

the Management Optionholders:  Philip Padfield, Sunil Purohit, Catharine Brode and James Cook;

the Management Options:  Options granted to the Management Optionholders;

Market Value EMI Options:  options granted under the EMI Scheme with an exercise price that was not lower than the market value at the relevant date of grant which market value had been agreed in advance with the Inland Revenue;

the MV EMI Release Amount:  that part of the Initial Consideration paid into the Options Escrow Account which is due to holders of Market Value EMI Options who have exercised their options during the Option Exercise Period.  This amount shall be found by dividing the Initial Consideration paid into the Options Escrow Account by the number of Ordinary Shares subject to Options and multiplying by the number of Ordinary Shares in respect of which Market Value EMI Options have been validly exercised during the Option Exercise Period;

the OFT:  the Office of Fair Trading or the former role of the Director of Fair Trading, as appropriate;

the Optionholders:  any person holding an Option including, but not limited to, the Management Optionholders;

the Options Escrow Account:  the interest bearing deposit account opened for this purpose in the joint names of the Vendors’ Solicitors and the Purchaser’s Solicitors at the Royal Bank of Scotland;

the Options Escrow End Date:  the date when the payments required under Clauses 12.2 and 12.6 (including any due by reason of Clause 12.7) have been paid out of the Options Escrow Account;

the Options Exercise Date:  the date when the Options are effectively exercised in accordance with the Forms of Instruction;

the Options Exercise Period:  in respect of Unapproved Options, the period of one calendar month from the date of Completion and in respect of options granted under the EMI Scheme, the period of one calendar month from the date that Optionholders receive the Letter to Optionholders;

Options: options over Ordinary Shares in the capital of the Company (whether granted pursuant to the provisions of the EMI Scheme, the Unapproved Plan or otherwise);

the Options Loan Amounts:  the amounts lent by the Purchaser in order to allow the Optionholders to exercise their Options;

Ordinary Shares:  Ordinary Shares of £0.01 each in the capital of the Company;

the Parties:  the parties to this Agreement;

the Preference Shareholders: the holders of the preference shares (as defined in the Articles);

the Properties:  the properties of the Company and the Subsidiaries, details of which are given in Schedule 7;

the Purchaser’s Accountants:  Ernst & Young of New York, New York, USA;

the Purchaser’s Solicitors:  Macfarlanes of 10 Norwich Street, London EC4A 1BD;

the Quester Funds:  Quester VCT plc, Quester VCT 2 plc, Quester VCT 3 plc and Quester VCT 4 plc;

the Restricted Territories:

(a)                                  the United Kingdom, the Channel Islands, the Isle of Man and the Republic of Ireland;

(b)                                 the United States of America, Germany, Japan and France; and

(c)                                  any other country in which the Company or any of the Subsidiaries carries on business at Completion;

Series A Notes: the Escrow Loan Notes in the Agreed Form marked “F2”;

Series B Notes: the Escrow Loan Notes in the Agreed Form marked “F3”;

Series C Notes: the Escrow Loan Notes in the Agreed Form marked “F4”;

the Shares:  the shares set out opposite the names of the Vendors in column 3 of Schedule 1 comprising, together with the shares held by CDC Trustees Limited in its capacity as trustee of the CDC Employee Benefit Trust, the entire issued share capital of the Company;

the Subsidiaries:  the subsidiaries of the Company details of which are set out in Schedule 3;

the Surplus Cash:  the sum of £1,566,000;

Taxation:  has the meaning attributed to it in Schedule 10;

the Tax Covenant:  the covenant contained in Schedule 10;

the Tax Warranties:  the warranties in paragraph 19 of Schedule 5;

Taxes Act 1988:  Income and Corporation Taxes Act 1988;

TCGA 1992:  Taxation of Chargeable Gains Act 1992;

Technical Confidential Information:  information not in the public domain, which a Vendor shall have received or obtained at any time by reason of or in connection with his relationship with the Company or any of the Subsidiaries of a technical nature and not being Commercial Confidential Information including:  technical information, know-how, research and development; technical reports and interpretations; and computer software and passwords;

a third party:  any person other than the Parties;

UK GAAP:  United Kingdom Generally Accepted Accounting Principles;

Unagreed EMI Options:  options granted under the EMI Scheme the exercise prices for which were not agreed with the Inland Revenue as being the market value of an ordinary share in the Company;

the Unagreed EMI Release Amount:  that part of the Initial Consideration paid into the Options Escrow Account which is due to holders of Unagreed EMI Options who have exercised their options during the Option Exercise Period.  This amount shall be found by dividing the Initial Consideration paid into the Options Escrow Account by the number of Ordinary Shares subject to Options and multiplying by the number of Ordinary Shares in respect of which Unagreed EMI Options have been validly exercised during the Option Exercise Period and subtracting from that amount the Agreed Tax Amount;

Unapproved Options:  Options granted under the Unapproved Plan;

Unapproved Plan:  the CDC Solutions Limited Employee Unapproved Share Option Plan;

the Unapproved Release Date:  the date being the earlier of (i) 3 Business Days following the date on which all Optionholders holding Unapproved Options have exercised all (but not some only) of their options and (ii) the date of the expiry of the Options Exercise Period;

the Unapproved Release Amount:  that part of the Initial Consideration paid into the Options Escrow Account which is due to holders of Unapproved Options who have exercised their options during the Option Exercise Period.  This amount shall be found by dividing the Initial Consideration paid into the Options Escrow Account by the number of Ordinary Shares subject to Options and multiplying by the number of Ordinary Shares in respect of which Unapproved Options have been validly exercised during the Option Exercise Period and subtracting from that amount the Unapproved Withheld Amount;

the Unapproved Withheld Amount:  by reference to the Unapproved Options, the income tax and National Insurance Contributions which would be due if the market value at the date of exercise of such options was 86p per Ordinary Share;

US GAAP:  United States of America Generally Accepted Accounting Principles;

VATA 1994:  Value Added Tax Act 1994;

the Vendors:  the Institutional Vendors and the Management Vendors;

the Vendors’ Accountants:  Moore Stephens of 30 Gay Street, Bath BA1 2PA;

the Vendors’ Representative:  Bill Passmore;

the Vendors’ Solicitors:  Osborne Clarke of Apex Plaza, Forbury Road Reading RG1 1AX;

the Vendors’ Solicitors’ Client Account:  Osborne Clarke Client Account, National Westminster Bank, Bristol City Office, 32 Corn Street, (Sort Code: 56-00-05, Account Number 00708542);

the Warranties:  the warranties set out in Schedule 5;

the Warrantors:  the Management Vendors (with the exception of Clare Beazley, Denise Cook and Nicholas Brode) and the Non Vendor Warrantors;

the Working Capital Amount:  the amount by which the aggregate value of the consolidated current assets (excluding, for the avoidance of doubt, fixed assets and goodwill) of the Company and the Subsidiaries exceeds the aggregate amount of the consolidated current liabilities of the Company and the Subsidiaries at the Completion Date determined in accordance with Clause 5 and as set out in the Completion Statement;

the Working Capital Escrow Account: the interest bearing deposit account opended for this purpose in the joint names of the Vendors’ Solicitors and the Purchaser’s Solicitors at the Royal Bank of Scotland; and

the Working Capital Target:  the sum of £500,000.

1.3                                                                                 In this Agreement (unless the context requires otherwise):-

1.3.1                                                                        words and expressions which are defined in the Companies Acts have the same meanings as are given to them in the Companies Acts;

1.3.2                                                                        any question as to whether a person is connected with any other person shall be determined in accordance with the provisions of section 839 Taxes Act 1988;

1.3.3                                                                        any reference to a statute, statutory provision or subordinate legislation (“legislation”) shall (except where the context requires otherwise) be construed as referring to:-

1.3.3.1                                                               such legislation as amended and in force from time to time and to any legislation which (either with or without modification) re-enacts, consolidates or enacts in rewritten form any such legislation; and

1.3.3.2                                                               any former legislation which it re-enacts, consolidates or enacts in rewritten form provided that in the case of those matters which fall within Clause 1.3.3.1 above, as between the Parties, no such amendment or modification shall apply for the purposes of this Agreement to the extent that it would impose any new or extended obligation, liability or restriction on, or otherwise adversely affect the rights of, any Party;

1.3.4                                                                        any reference to an SSAP is to a Statement of Standard Accounting Practice adopted by the Accounting Standards Board and shall be construed as including a reference to:-

1.3.4.1                                                               any Financial Reporting Standard issued by the Accounting Standards Board to amend, withdraw or supersede such SSAP and any reference to an FRS is to a Financial Reporting Standard issued by the Accounting Standards Board; and

1.3.4.2                                                               any Urgent Issues Task Force abstracts issued by the Accounting Standards Board to advise on and clarify the interpretation of SSAPs and FRSs and any reference to an UITF abstract is to an Urgent Issues Task Force abstract issued by the Accounting Standards Board;

1.3.5                                                                        any gender includes a reference to the other genders;

1.3.6                                                                        any reference to a “company” shall be construed so as to include any company, corporation or other body corporate, wherever and however incorporated or established;

1.3.7                                                                        any reference to a “person” includes a natural person, partnership, company, body corporate, association, organisation, government, state, foundation and trust (in each case whether or not having separate legal personality);

1.3.8                                                                        any reference to the Introduction, a Clause or Schedule is to the Introduction, a Clause or Schedule (as the case may be) of or to this Agreement;

1.3.9                                                                        any reference to any other document is a reference to that other document as amended, varied, supplemented, or novated (in each case, other than in breach of the provisions of this Agreement) at any time;

1.3.10                                                                  “directly or indirectly” means either alone or jointly with any other person and whether on his own account or in partnership with another or others or as the holder of any interest in or as officer, employee or agent of or consultant to any other person;

1.3.11                                                                  any phrase introduced by the terms “including”, “include”, “in particular” or any similar expression shall be construed as illustrative and shall not limit the sense of the words preceding those terms;

1.3.12                                                                  any reference to “in writing” or “written” shall (except where the context requires otherwise) include written or produced by any legible and non-transitory substitute for writing (but not including in electronic form) or partly in one manner and partly in another; and

1.3.13                                                                  references to time of the day are (save where otherwise stated) to London time.

1.4                                                                                 The index and Clause headings in this Agreement are included for convenience only and do not affect the interpretation of this Agreement.

1.5                                                                                 The Parties agree that, subject always to and save as expressly provided in the provisions of this Clause 1.5, Clause 9.5 (third party exclusion from Warranty claims), Clause 10.2 (restrictive covenants for the benefit of Group Companies of the Purchaser), Clause 13 (release by the Vendors for the benefit of third parties), Clause 16 (successors to, and assigns of, the Parties):-

1.5.1                                                                        no term of this Agreement shall be enforceable by a third party; and

1.5.2                                                                        notwithstanding that any term of this Agreement may be or become enforceable by a third party, the terms of this Agreement or any of them may be varied, amended or modified or this Agreement may be suspended, cancelled, rescinded or terminated by agreement in writing between the Parties without the consent of any such third party.

2                                                                                          Sale and purchase

2.1                                                                                 This Agreement sets out the terms and conditions on which the Purchaser has offered to acquire the entire issued share capital of the Company, including any shares which may be issued pursuant to the exercise of Options.

2.2                                                                                 The Vendors shall sell with full title guarantee free from all liens, charges, encumbrances and any other third party rights and the Purchaser shall purchase the Shares with effect from and including the Completion Date to the intent that as from that date all rights and advantages accruing to the Shares, including any dividends or distributions declared or paid on the Shares after that date, shall belong to the Purchaser.

2.3                                                                                 The Purchaser shall not be obliged to complete the purchase of any of the Shares unless the sale of all of the Shares is completed simultaneously.

2.4                                                                                 Completion shall be subject to and conditional on the Institutional Vendors delivering the Drag Along Notice to CDC Trustees Limited and the other “Called Shareholders” (as defined in the Articles).  If this pre-condition is not fulfilled on the Completion Date or such later date as may be agreed this Agreement shall cease to have effect except that (i) Clauses 15, 18 and 21 shall continue to apply and (ii) the Parties’ accrued rights and obligations shall not be affected.

3                                                                                          Consideration

3.1                                                                                 The consideration payable for the entire issued share capital of the Company including the shares held by the CDC Employee Benefit Trust and any shares issued pursuant to the exercise of Options shall consist of the Initial Consideration, as adjusted pursuant to Clause 5, the Further Consideration, the Escrow Consideration and the Earnout Consideration.

3.2                                                                                 The Initial Consideration and the Further Consideration shall be divided in accordance with the provisions of article 4 of the Articles among the Vendors and the Exercising Optionholders.

3.3                                                                                 The holders of the Ordinary Shares and the Optionholders shall have no entitlement to the Escrow Consideration or the Earnout Consideration. The Escrow Consideration and the Earnout Consideration shall be divided among the Preference Shareholders in accordance with their respective Earnout Entitlements.

3.4                                                                                 The Purchaser shall not be concerned with and shall have no liability to any Vendor, any Optionholder or any third party in respect of the division of any Consideration. The payment of any Consideration to the Vendors’ Solicitors’ Client Account (or otherwise in accordance with the terms of this Agreement) or the issue of Loan Notes to any Vendor in respect of any Consideration in accordance with the terms of this Agreement shall be deemed to be a good and valid discharge of the Purchaser’s obligations in respect of such Consideration.

3.5                                                                                 Any amount paid in respect of a breach of any of the Warranties or the warranties in Clause 9.2 or under the Tax Covenant or the indemnities in Clauses 9.11 and/or 9.12 shall be deemed to give rise to a corresponding reduction in the Consideration.

4                                                                                          Completion

4.1                                                                                 Completion shall take place on the Completion Date at 10 Norwich Street, London EC4A 1BD when:-

4.1.1                                                                        the Institutional Vendors shall produce to the Purchaser an acknowledgement of receipt of the Drag Along Notice signed by CDC Trustees Limited and each of the other “Called Shareholders” (as defined in the Articles);

4.1.2                                                                        the Warrantors shall deliver to the Purchaser, or procure the delivery to the Purchaser of, the documents and other items referred to in Schedule 4;

4.1.3                                                                        the Warrantors and the Purchaser shall jointly procure that there shall be held a Meeting of the Board of Directors of the Company and of CDC Trustees Limited at which there shall be duly passed the resolutions set out and contained in Board Minutes of the Company and of CDC Trustees Limited in the Agreed Form marked “C1” and “C2” respectively;

4.1.4                                                                        the Purchaser shall deliver the Letter to Optionholders to the Optionholders;

4.1.5                                                                        the Purchaser shall execute the Escrow Loan Note Instrument;

4.1.6                                                                        in relation to the Initial Consideration:-

4.1.6.1                                                               the Purchaser shall pay the sum of £1,266,003.42 into the Options Escrow Account;

4.1.6.2                                                               the Purchaser shall pay the sum of £11,173,756.58 into the Vendors’ Solicitors’ Client Account for distribution among the Vendors and the Exercising Optionholders in accordance with the Articles; and

4.1.6.3                                                               the Purchaser shall pay the sum of £500,000 into the Working Capital Escrow Account;

in each case by way of transfer of funds.

4.1.7                                                                        in relation to the Escrow Consideration the Purchaser shall:-

4.1.7.1                                                               pay the sum of £2,243,440 into the Escrow Escrow Account by way of transfer of funds; and

4.1.7.2                                                               issue to the Quester Funds, the Escrow Loan Notes divided among the Quester Funds by reference to their respective proportions of the Escrow Consideration (calculated in accordance with their respective Earnout Entitlements) and deliver to the Quester Funds certificates in respect thereof.

4.2                                                                                 The Management Optionholders hereby irrevocably undertake upon Completion:-

4.2.1                                                                        to exercise all (but not some only) of their Management Options by the payment (in a form satisfactory to the Purchaser) of the exercise price in respect of such Management Options and the delivery of the Forms of Instruction to the Company in accordance with the terms and conditions of the Letter to Optionholders; and

4.2.2                                                                        notwithstanding the provisions of the Forms of Instruction to deliver duly executed stock transfer forms to the Purchaser in respect of the Ordinary Shares acquired by them on the exercise of their Management Options.

4.3                                                                                 The Purchaser shall not be obliged to fulfil its obligations under this Clause 4 until the Warrantors and the Management Optionholders have fulfilled each of their obligations under this Clause 4.

5                                                                                          Completion Statement

5.1                                                                                 As soon as reasonably practicable after Completion and in any event within 30 Business Days of the Completion Date the Purchaser at its own expense shall prepare in accordance with Schedule 8 and deliver to the Vendors the Completion Statement which shall give a figure for the Working Capital Amount.

5.2                                                                                 Upon determination of the Completion Statement in accordance with this Clause 5 there shall be paid from the Working Capital Escrow Account:-

5.2.1                                                                        to the Purchaser, a sum equal to the amount (if any) by which the Final Working Capital Amount is less than the Working Capital Target;

5.2.2                                                                        to the Vendors’ Solicitors’ Client Account for distribution among the Vendors and the Exercising Optionholders in accordance with the Articles, the balance (if any) remaining after any payment to the Purchaser pursuant to Clause 5.2.1.

For the avoidance of doubt, a payment will be required to be made under Clause 5.2.2 even where no payment is required to be made under Clause 5.2.1.

5.3                                                                                 The Purchaser covenants with the Vendors to pay by way of transfer of funds into the Vendors’ Solicitors’ Client Account for distribution among the Vendors and the Exercising Optionholders in accordance with the Articles within 5 Business Days of the determination of the Completion Statement pursuant to this Clause 5 a sum equal to the amount by which the Final Working Capital Amount is more than the Working Capital Target provided always that this amount shall in no event exceed £500,000.

5.4                                                                                 The Vendors’ Representative may notify the Purchaser in writing within 20 Business Days of delivery of the Completion Statement (“the Acceptance Period”) pursuant to Clause 5.1 of any dispute with regard to it, failing which the Vendors shall be deemed to have conclusively accepted the same with effect from the date of expiry of the Acceptance Period.

5.5                                                                                 In the event that the Vendors’ Representative notifies the Purchaser pursuant to Clause 5.4 of a dispute as to any amount stated in the Completion Statement produced in accordance with Clause 5.1 then the Vendors’ Representative and the Purchaser shall each use all reasonable endeavours to agree any such amount in dispute.

5.6                                                                                 In the event that the Vendors’ Representative and the Purchaser are unable to resolve the dispute within 20 Business Days (“the Joint Period”) of the date of the notice given pursuant to Clause 5.4, the dispute shall be referred to an independent firm of chartered accountants (acting as experts and not as arbitrators) appointed for the purpose by agreement between the Vendors’ Representative and the Purchaser or, in default of such agreement within 5 Business Days of the end of the Joint Period, to be nominated (at the request of either the Vendors’ Representative or the Purchaser) by the President of the Institute of Chartered Accountants in England and Wales.  The decision of such firm (whose costs shall be borne as that firm shall decide or, in the absence of such direction, equally by the Vendors on the one hand and the Purchaser on the other hand) shall (in the absence of manifest error) be final and binding upon the Vendors and the Purchaser for the purposes of this Agreement.

5.7                                                                                 For the purposes of Clauses 5, 6 and 7, the Vendors, the Purchaser, their respective accountants and any firm appointed or nominated pursuant to Clause 5.6, Clause 6.5 or Clause 7.5 shall be granted reasonable access, at reasonable times and on reasonable notice, to the books and records of the Company and the Subsidiaries and any other information of the Company and the Subsidiaries which may reasonably be required to enable them to determine the Completion Statement, the Further Consideration or the Earnout Consideration and the Vendors and the Purchaser shall at all times instruct their respective accountants to co-operate with each other and try to deal with any queries.

5.8                                                                                 Any payment to the Purchaser pursuant to Clause 5.2 shall be treated as a reduction in the Consideration.

6                                                                                          Further Consideration

6.1                                                                                 Within 5 Business Days of the determination of the amount of the Further Consideration in accordance with this Clause 6, the Purchaser shall:-

6.1.1                                                                        pay into the Vendors’ Solicitors’ Client Account by way of transfer of funds for distribution among the Vendors and the Exercising Optionholders in accordance with the Articles an amount equal to eighty per cent (80%) of the Further Consideration;

6.1.2                                                                        pay into the Escrow Escrow Account by way of transfer of funds an amount equal to twenty per cent (20%) of the Further Consideration; and

6.1.3                                                                        issue to each of the Quester Funds Further Consideration Loan Notes with an aggregate nominal value equal to their respective Earnout Entitlements of the amount paid in to the Escrow Escrow Account pursuant to Clause 6.1.2, of which one-third shall be Series A Notes, one-third shall be Series B Notes and one-third shall be Series C Notes.

6.2                                                                                 The Purchaser shall procure (and each of the Vendors shall use all reasonable endeavours to assist in this regard) that the consolidated accounts of the Company and the Subsidiaries for the Further Consideration Period are prepared, audited and signed and shall prepare a written computation (“Computation”) of the amount of CDC Revenue for the Further Consideration Period and of any Further Consideration which may be payable in accordance with the provisions of this Agreement as a result and send a copy of such Computation to each of the Vendors and the Purchaser, within 90 days of the end of the Further Consideration Period.

6.3                                                                                 The Vendors’ Representative may notify the Purchaser in writing within 20 Business Days of delivery of the Computation (“the Acceptance Period”) pursuant to Clause 6.2 of any dispute with regard to it, failing which the Vendors shall be deemed to have conclusively accepted the same with effect from the date of expiry of the Acceptance Period.

6.4                                                                                 In the event that the Vendors’ Representative notifies the Purchaser pursuant to Clause 6.3 of a dispute as to any amount stated in the Computation produced in accordance with Clause 6.2 then the Vendors’ Representative and the Purchaser shall each use all reasonable endeavours to agree any such amount in dispute.

6.5                                                                                 In the event that the Vendors’ Representative and the Purchaser are unable to agree the amount of the Further Consideration within 10 Business Days (“the Further Consideration Joint Period”) of the date of the notice given pursuant to Clause 6.3 the dispute shall be referred to an independent firm of chartered accountants (acting as experts and not as arbitrators) appointed for the purpose by agreement between the Vendors’ Representative and the Purchaser or, in default of such agreement within 5

Business Days of the end of the Further Consideration Joint Period, to be nominated (at the request of either the Vendors’ Representative or the Purchaser) by the President of the Institute of Chartered Accountants in England and Wales.  The decision of such firm (whose costs shall be borne as that firm shall decide or, in the absence of such direction, equally by the Vendors on the one hand and the Purchaser on the other hand) shall (in the absence of manifest error) be final and binding upon the Vendors and the Purchaser for the purposes of this Agreement.

6.6                                                                                 Within 3 Business Days after the date falling one calendar month after the date the Optionholders receive the Letter to Optionholders, the Purchaser shall pay into the Vendors’ Solicitors’ Client Account for distribution among the Vendors and the Exercising Optionholders in accordance with the Articles an amount equal to the aggregate amount received by the Company from (or on behalf of) Optionholders on exercise of the Options.

6.7                                                                                 Within 5 Business Days after the payment of the Further Consideration in accordance with Clause 6.1.1 the Purchaser shall pay to the Vendors’ Solicitors’ Client Account by way of transfer of funds for distribution among the Vendors and the Exercising Optionholders in accordnace with the Articles:

6.7.1                                                                        an amount equal to the amount released to the Company from its blocked account at Lloyds TSB Bank plc as a consequence of repayment by CDC Trustees Limited of any part of the Lloyds Loan (as definied in paragraph 2.4 of Schedule 8) out of any part of the Consideration received by it other than the Initial Consideration; and

6.7.2                                                                        such sums following the consistent re-application of CDC Trustees Limited’s proportion of such consideration pursuant to Sub-Clause 6.7.1 above, in accordance with the Articles, on an infinite basis.

6.8                                                                                 The Purchaser shall procure that the Company will not repay the Lloyds Loan from the monies contained in the blocked account at Lloyds TSB plc unitl any payment is made pursuant to Sub-Clause 6.7.1.

7                                                                                          Earnout Consideration

7.1                                                                                 Subject to the provisions of Clauses 7.6 and 7.10, within 5 Business Days of the determination of the amount of the Earnout Consideration in accordance with this Clause 7 the Purchaser shall pay into the Vendors’ Solicitors’ Client Account or such other account as may be nominated in writing by the Institutional Vendors’ Representatives an amount equal to the Earnout Consideration.

7.2                                                                                 The Purchaser shall procure that the consolidated accounts of the Company, Liquent and the other members of the Combined Group for each financial year during the Earnout Period are prepared and signed and shall prepare a written computation (“Computation”) of the amount of the Combined Business Revenue and the Combined Business EBITDA for each such Financial Year and of any Earnout Consideration which may be payable in accordance with the provisions of this Agreement as a result and send a copy of such Computation to each of the Institutional Vendors’ Representatives within 90 days of the end of the Earnout Period.

7.3                                                                                 The Institutional Vendors’ Representatives may notify the Purchaser in writing within 20 Business Days of delivery of the Computation (“the Earnout Consideration Acceptance Period”) pursuant to Clause 7.2 of any dispute with regard to it, failing which the Institutional Vendors shall be deemed to have conclusively accepted the same with effect from the date of expiry of the Earnout Consideration Acceptance Period.

7.4                                                                                 In the event that the Institutional Vendors’ Representatives notify the Purchaser pursuant to Clause 7.3 of a dispute as to any amount stated in the Computation produced in accordance with Clause 7.2 (including, but not limited to, the Combined Business EBITDA or the Combined Business Revenue) then the Institutional Vendors’ Representatives and the Purchaser shall each use all reasonable endeavours to agree any such amount in dispute.

7.5                                                                                 In the event that the Institutional Vendors’ Representatives and the Purchaser are unable to agree the amount of the Earnout Consideration within 20 Business Days (“the Earnout Consideration Joint Period”) of the date of the notice given pursuant to Clause 7.3 the dispute shall be referred to an independent firm of chartered accountants (acting as experts and not as arbitrators) appointed for the purpose by agreement between the Institutional Vendors’ Representatives and the Purchaser or, in default of such agreement within 5 Business Days of the end of the Earnout Consideration Joint Period, to be nominated (at the request of either the Institutional Vendors’ Representatives or the Purchaser) by the President of the Institute of Chartered Accountants in England and Wales.  The decision of such firm (whose costs shall be borne as that firm shall decide or, in the absence of such direction, equally by the Institutional Vendors’ Representatives on the one hand and the Purchaser on the other hand) shall (in the absence of manifest error) be final and binding upon the Institutional Vendors and the Purchaser for the purposes of this Agreement.

7.6                                                                                 Subject to the provisions of Clause 7.10, in the event of the sale by the Purchaser of all or substantially all of the share capital of all or any member of the Combined Group or all or substantially all of the Combined Business before the third anniversary of Completion (other than a sale to any other member of the Combined Group) the Purchaser shall pay to the Institutional Vendors in accordance with Clause 7.10 on completion of such sale in full satisfaction of the Vendors’ entitlement to the Earnout Consideration:-

7.6.1                                                                        in the event the sale occurs prior to the first anniversary of the Completion Date and the EBITDA of the Combined Business from the Completion Date to the last date prior to the date of the sale to which quarterly management accounts are prepared:-

7.6.1.1                                                               exceeds 90 per cent of the agreed EBITDA budget for such period:  £5,000,000

7.6.1.2                                                               exceeds 80 per cent but less than 90 per cent of the agreed EBITDA budget: £3,000,000

7.6.1.3                                                               exceeds 70 per cent but less than 80 per cent of the agreed EBITDA budget: £1,000,000

7.6.1.4                                                               is less than 70 per cent of the agreed EBITDA budget: zero

7.6.2                                                                        in the event the sale is completed after the first anniversary of Completion and not later than the second anniversary, and the EBITDA of the Combined Business for the 12 month period prior to the date of completion of such sale

7.6.2.1                                                               exceeds 90 per cent of the agreed EBITDA budget for such period: £7,500,000;

7.6.2.2                                                               exceeds 80 per cent but less than 90 per cent of the agreed EBITDA budget: £5,500,000

7.6.2.3                                                               exceeds 70% per cent but less than 80 per cent of the agreed EBITDA budget: £3,500,000

7.6.2.4                                                               exceeds 60 per cent but less than 70 per cent of the agreed EBITDA budget: £1,500,000

7.6.2.5                                                               is less than 60 per cent of the agreed EBITDA budget: zero

7.6.3                                                                        in the event the sale is completed after the second anniversary of Completion and not later than the third anniversary, and the EBITDA of the Combined Business for the 12 month period prior to the date of completion of such sale

7.6.3.1                                                               exceeds 90 per cent of the agreed EBITDA budget for such period: £10,00,000;

7.6.3.2                                                               exceeds 80 per cent but less than 90 per cent of the agreed EBITDA budget: £8,000,000

7.6.3.3                                                               exceeds 70 per cent but less than 80 per cent of the agreed EBITDA budget: £6,000,000

7.6.3.4                                                               exceeds 60 per cent but less than 70 per cent of the agreed EBITDA budget: £4,000,000

7.6.3.5                                                               exceeds 50 per cent but less than 60 per cent of the agreed EBITDA budget: £2,000,000

7.6.3.6                                                               is less than 50 per cent of the agreed EBITDA budget: zero.

For the avoidance of doubt, in the event the sale is completed after 31 December 2006, no payment shall be required pursuant to this Clause.

7.7                                                                                 In the event of a sale of all or substantially all of the entire issued share capital of the Purchaser in circumstances where:-

7.7.1                                                                        the Combined Business EBITDA of the Combined Business for the 12 month period prior to the date of completion of such sale exceeds 90 per cent of the agreed EBITDA budget for such period; or

7.7.2                                                                        the sale occurs prior to the first anniversary of the Completion Date and the Combined Business EBITDA of the Combined Business from the Completion Date to the last date prior to the date of the sale to which quarterly management accounts are prepared exceeds 90 percent of the agreed EBITDA budget for such period;

the Institutional Vendors’ Representatives may elect by notice in writing to the Purchaser within 15 Business Days of the Purchaser giving notice that the sale is proposed that in the event the sale completes their entitlement to receive Earnout Consideration shall be satisfied in the manner set out in Clause 7.6.

7.8                                                                                 In the event that any member of the Combined Group proposes to make a Material Acquisition it shall give notice to the Institutional Vendors’ Representatives not less than 15 Business Days before the Material Acquisition is proposed to complete.

7.8.1                                                                        The notice given pursuant to this Clause 7.8 shall include the proposed commercial terms of the acquisition, copies of the most recent published accounts (and any management accounts provided to the relevant member of the Combined Group) of the company or business proposed to be acquired and copies of any financial due diligence report prepared for the relevant member of the Combined Group in relation to the acquisition.

7.8.2                                                                        The Institutional Vendors’ Representatives may elect within 15 Business Days of such notice to exclude the results of the acquired business from the calculation of the Earnout Consideration.

7.8.3                                                                        If the Institutional Vendors’ Representatives does not make an election pursuant to Clause 7.8.2 the acquired business will form part of the Combined Business and in calculating the Earnout Consideration:-

7.8.3.1                                                               the aggregate revenue of the acquired business for the 12 months prior to the date of completion of the Material Acquisition will be added to PV for the purposes of calculating the Compound Annual Rate of Growth; and

7.8.3.2                                                               the $15,000,000 Combined Business EBITDA target will be increased by an amount equal to 10 percent of the aggregate consideration paid for the acquired business.

For the purposes of this Clause “Material Acquisition” shall mean the acquisition of a business or a company for a consideration in excess of five per cent of the Revenue of the Combined Group for the previous financial year.

7.9                                                                                 Notwithstanding any other provision of this Agreement, the Earnout Consideration shall in no event exceed £10,000,000.

7.10                                                                           The Quester Funds’ entitlement to Earnout Consideration (calculated in accordance with their Earnout Entitlement) shall be satisfied by:-

7.10.1.1                                                         the Purchaser paying an amount equal to the Quester Funds’ entitlement to the Earnout Consideration into an escrow account to be jointly controlled by the Purchaser’s Solicitors and the Vendor’s Solicitors (“the Earnout Escrow Account”); and

7.10.1.2                                                         the Purchaser issuing to each of the Quester Funds, Earnout Loan Notes with an aggregate nominal value equal to their respective entitlement to the Earnout Consideration.  Any such Earnout Loan Notes shall be issued to the relevant Institutional Vendor within 5 Business Days of the determination of the amount of the Earnout Consideration in accordance with this Clause 7

The Earnout Consideration due to the Institutional Vendors (other than the Quester Funds) shall be apportioned between the Institutional Vendors (other than the Quester Funds) in accordance with their Cash Earnout Entitlements.

7.11                                                                           The Purchaser shall be entitled to rely on the Earnout Entitlement as being conclusive proof that the Quester Funds are entitled to the number of Loan Notes set out in the notice and shall have no liability to any Party in respect of any Claim that it has issued too many Loan Notes or that, as a result, the amount paid pursuant to Clause 7.1 and/or Clause 7.6 was therefore insufficient to satisfy the Consideration due to the other Vendors.

7.12                                                                           Upon any payment of interest or principal being made to the holder of any Earnout Loan Notes an amount equal to the amount paid to such holders shall be released from the Earnout Escrow Account and paid to the Purchaser.

8                                                                                          Escrow Arrangements

8.1                                                                                 Subject in each case to the provisions of Clauses 7.6 and 7.7:-

8.1.1                                                                        on the first anniversary of the Completion Date, £224,344 plus an amount equal to 10 per cent of the amount paid into the Escrow Escrow Account pursuant to Clause 6.1.2 shall be paid from the Escrow Escrow Account to the Vendors’ Solicitors’ Client Account (or such other account as may have been nominated by the Institutional Vendors’ Representatives) and shall be apportioned between the Institutional Vendors (excluding the Quester Funds) in accordance with their Cash Earnout Entitlement;

8.1.2                                                                        on the second anniversary of the Completion Date, £224,344 plus an amount equal to 10 per cent of the amount paid into the Escrow Escrow Account pursuant to Clause 6.1.2 shall be paid from the Escrow Escrow Account to the Vendors’ Solicitors’ Client Account (or such other account as may have been nominated by the Institutional Vendors’ Representatives) and shall be apportioned between the Institutional Vendors (excluding the Quester Funds) in accordance with their Cash Earnout Entitlement; and

8.1.3                                                                        on the third anniversary of the Completion Date, £224,344 plus an amount equal to 10 per cent of the amount paid into the Escrow Escrow Account pursuant to Clause 6.1.2 shall be paid from the Escrow Escrow Account to the Vendors’ Solicitors’ Client Account (or such other account as may have been nominated by the Institutional Vendors’ Representatives) and shall be apportioned between the Institutional Vendors (excluding the Quester Funds) in accordance with their Cash Earnout Entitlement.

8.2                                                                                 Upon any payment of interest or principal being made to the holder of an Escrow Loan Note an amount equal to such payment shall be released from the Escrow Escrow Account to the Purchaser.  Upon the redemption of all of the outstanding Escrow Loan Notes the entire amount remaining in the Escrow Escrow Account shall be released to the Purchaser.

9                                                                                          Warranties

9.1                                                                                 The Warrantors severally warrant to the Purchaser that each of the Warranties is true and accurate in all respects at the date of this Agreement.

9.2                                                                                 Each of the Institutional Vendors, Clare Beazley, Denise Cook and Nicholas Brode severally warrants to the Purchaser that:-

9.2.1                                                                        he, she or it has full power to enter into and perform this Agreement and all the documents in the Agreed Form to be executed by him, her or it, and this Agreement constitutes, and each such Agreed Form document when executed will constitute binding obligations of each of him, her or it in accordance with its terms;

9.2.2                                                                        the Shares set out in column 3 of Schedule 1 against the names of each of the Institutional Vendors, Clare Beazley, Denise Cook and Nicholas Brode respectively are legally and beneficially owned by each of the Institutional Vendors, Clare Beazley, Denise Cook and Nicholas Brode respectively free from all liens, charges, equities, encumbrances or interests of any nature whatsoever, or any agreement, covenant or obligation to create any of the same in favour of any such person.

The maximum aggregate liability of each of the Institutional Vendors, Clare Beazley, Denise Cook and Nicholas Brode in respect of any breach of the warranties in this Clause 9.2 shall not, in the absence of fraud or wilful non-disclosure on the part of such Vendor (or its officers, employees or advisers), exceed the amount of the Consideration payable to him, it or her.

9.3                                                                                 The Warranties and the warranties given in Clause 9.2 shall not in any respect be extinguished or affected by Completion.

9.4                                                                                 The Vendors acknowledge that the Purchaser has entered into this Agreement in reliance on the Warranties and the warranties in Clause 9.2 which warranties were given with the intention of inducing the Purchaser to enter into this Agreement and that accordingly the Purchaser has been induced by those warranties to enter into this Agreement.

9.5                                                                                 The Warrantors undertake to the Purchaser that, in the event of any claim being made against them for breach of the Warranties, they will not make any claim against the Company or any of the Subsidiaries or against any director, officer or employee of the Company or of any of the Subsidiaries on which or on whom they may have relied before agreeing to any terms of this Agreement or authorising any statement in the Disclosure Letter.  The Company, the Subsidiaries and any such director, officer or employee may enforce the terms of this Clause 9.5 in accordance with the Contracts (Rights of Third Parties) Act 1999, provided that, as a condition thereto, any such third party shall:-

9.5.1                                                                        obtain the prior written consent of the Purchaser; and

9.5.2                                                                        not be entitled to assign its rights under this Clause 9.5.2.

9.6                                                                                 The Warranties:-

9.6.1                                                                        save for those set out under paragraph 2.1.1 (capacity), 4.1 (share ownership) or 4.2 (share and loan capital) of Schedule 5, are qualified by reference to those matters fairly disclosed in the Disclosure Letter and not otherwise;

9.6.2                                                                        are separate and independent and, unless expressly provided to the contrary, are not limited or restricted by reference to or inference from the terms of any other provision of this Agreement or any other Warranty;

9.6.3                                                                        where qualified by the knowledge, information, belief or awareness of the Warrantors, are deemed to include a statement that such knowledge, information, belief or awareness has been acquired after due and careful enquiries by the Warrantors of each other in respect of the relevant subject matter of such Warranties; and

9.6.4                                                                        apply to each of the Subsidiaries as well as to the Company as if the word “Company” was defined to mean each of the Subsidiaries and the Company.

9.7                                                                                 None of the Warranties nor any provision in the Tax Covenant nor the provisions of Clauses 9.11 or 9.12 shall be, or shall be deemed to be, qualified, modified or discharged by reason of any investigation or inquiry made or to be made by or on behalf of the Purchaser and no information relating to the Company or to any of the Subsidiaries of which the Purchaser has knowledge (whether actual or constructive), other than (in the case of the Warranties) by reason of its being disclosed in the Disclosure Letter in accordance with this Agreement, shall prejudice any claim which the Purchaser shall be entitled to bring or shall operate to reduce any amount recoverable by the Purchaser under this Agreement.

9.8                                                                                 The Purchaser warrants to the Warrantors that at the date of this Agreement it is not aware of any fact or circumstances not disclosed in the Disclosure Letter that it knows is likely to result in a breach of any of the Warranties (provided that for the purposes of this Clause 9.8 the knowledge and awareness of the Purchaser shall be deemed to be limited to matters within the actual knowledge and awareness of Mason Slaine, Vinny Chippari, Jay Nadler and/or Karl Jaeger).

9.9                                                                                 The provisions of Schedule 6 shall (where relevant) apply to limit the liability of the Warrantors under the Warranties and the Tax Covenant and, where expressly so stated, Clauses 9.11 and 9.12 provided that:-

9.9.1                                                                        save for the provisions of paragraph 4 of Schedule 6 restricting each Warrantor’s share of any Claim to a certain percentage of that Claim, the provisions of Schedule 6 shall not apply in respect of any claim under paragraph 2.1.1 (capacity); 4.1 (share ownership);or 4.2 (share and loan capital) of Schedule 5; and

9.9.2                                                                        no Warrantor shall be entitled to rely on the provisions of Schedule 6 in connection with any claim arising out of any fraudulent or wilful non-disclosure on the part of that Warrantor (or any of its officers, employees or advisers).

9.10                                                                           For the avoidance of doubt, it is hereby agreed and acknowledged that the Purchaser shall have no right to rescind this Agreement following Completion in relation to any Claim (as such term is defined in Schedule 6).

9.11                                                                           The Warrantors severally agree to procure that all of the shares in the capital of the Company which are acquired pursuant to the exercise of the Options (“the option shares”) will be acquired by the Purchaser and hereby severally undertake to indemnify the Purchaser, so far as possible by way of an adjustment to the Consideration due to the Warrantors, against any loss, liability or damage suffered by the Purchaser or the Company as a result of or in connection with a failure by any Optionholder to sell his option shares and/or any or all claims brought by any Optionholder or Optionholders that the option shares have not, are not entitled to be or will not be validly acquired by the Purchaser or that any further sums are due to the Optionholders or any of them in respect of the Options in addition to the amounts which are or will be received by Optionholders in connection with the arrangements in this Agreement including, for the avoidance of doubt, any claim by an Optionholder under any section of the Companies Act 1985 and/or in relation to the adoption of the Articles.

9.12                                                                           Each Warrantor severally covenants to pay to the Purchaser, so far as possible by way of an adjustment to the Consideration, a sum equal to their relevant percentage (as defined in Schedule 10) of:

9.12.1                                                                  any Taxation for which the Company or any Subsidiary becomes liable as a result of:

9.12.1.1                                                         the exercise on or after Completion of any Options over shares in the Company awarded on or prior to Completion;

9.12.1.2                                                         the issue or transfer of shares in the Company to an Optionholder on the exercise of an Option (any shares issued or transferred in these circumstances shall be referred to in this clause 9.12 as “Option Shares”);

9.12.1.3                                                         the sale of Option Shares to the Purchaser;

9.12.2                                                                  any stamp duty or stamp duty reserve tax liability which arises on the transfer of shares by CDC Trustees Limited in satisfaction of the exercise of an Option;

9.12.3                                                                  any reasonable costs and expenses incurred by or charged against the Purchaser, the Company or any Subsidiary (i) in determining, and/or agreeing with the Inland Revenue, the level or amount of any of the liabilities referred to above in accordance with this Clause 9 or Clause 12; and (ii) in connection with any successful claim for a liability referred to above or in connection with the successful enforcement of rights under this clause.

9.13                                                                           The covenants in Clause 9.12 shall not apply to any liability to the extent that:

9.13.1                                                                  provision or reserve in respect of such liability is made in the Completion Statement and has resulted in a reduction in the Consideration payable by the Purchaser pursuant to Clause 5.2.1 (and for these purposes a provision or reserve in respect of such liability shall be deemed for the purposes of this Clause 9.13.1 to reduce the Consideration only if, after all other provisions or reserves included in the Completion Statement have been taken into account, the provision or reserve in respect of the liability has the effect of reducing the Consideration payable by the Purchaser); or

9.13.2                                                                  such liability can be properly discharged by the Company or any Subsidiary out of monies withheld by the Purchaser, the Company or any Subsidiary specifically in respect of such liability from sums payable or paid by the Purchaser, the Company or any Subsidiary after Completion or out of sums held in the Options Escrow Account; or

9.13.3                                                                  such liability is a liability of the Purchaser to pay stamp duty on the transfer of Option Shares to the Purchaser; or

9.13.4                                                                  such liability arises or is increased as a result of a failure on the part of the Purchaser, to comply with its express obligations under Clause 9.18 or Clauses 12.11 to 12.13; or

9.13.5                                                                  such liability can be properly discharged by the Purchaser, the Company or any Subsidiary out of monies properly deducted by the Purchaser, the Company or any Subsidiary on or after Completion from payments of salary or bonus, for the purpose of discharging such liability, pursuant to the indemnity contained in the rules of the EMI Scheme or the Unapproved Plan; or

9.13.6                                                                  the Purchaser makes recovery in respect of such liability under any other provision of the Agreement.

9.14                                                                           The Warrantors shall pay to the Purchaser any amount which is required to be paid by them pursuant to Clause 9.12 within five Business Days following the date on which the Purchaser notifies the Warrantors of their liability to make such payment or (where the liability is a liability for Taxation), if later, five Business Days before the last date on which the liability for Taxation in question has to be paid to the appropriate Taxation authority in order to avoid incurring a liability to interest or a charge or penalty in respect of that Taxation liability.

9.15                                                                           All sums payable by the Warrantors to the Purchaser under Clause 9.12 shall be paid free and clear of all deductions or withholdings whatsoever, save only as may be required by law.  If any deductions or withholdings are required by law to be made from any of the sums payable under this clause, the Vendors shall be obliged to pay to the Purchaser such sum as will, after the deduction or withholding has been made, leave the Purchaser with the same amount as it would have been entitled to receive in the absence of any such requirement to make a deduction or withholding.

9.16                                                                           If the Purchaser incurs a Taxation liability which results from, or is calculated by reference to, any sum paid under Clause 9.12, the amount so payable shall be increased by such amount as will ensure that, after payment of the Taxation liability, the Purchaser is left with a net sum equal to the sum it would have received had no such Taxation liability arisen.

9.17                                                                           The Warrantors shall cease to have any liability under Clause 9.12 on the seventh anniversary of Completion except in respect of a claim of which the Purchaser gives notice to the Vendors’ Representative before that date.  When giving such notice, the Purchaser shall specify, in such detail as is reasonably available to it at that time, the nature of the potential liability and, so far as is practicable, the amount likely to be claimed in respect of it.

9.18                                                                           If the Purchaser, the Company or any Subsidiary becomes aware of a claim relevant for the purposes of Clause 9.12, the Purchaser shall as soon as reasonably practicable give the Vendors’ Representative written notice of that claim and shall, subject to Clauses 9.19 and 9.20, take, or cause the Company or the relevant Subsidiary to take, such action as the Vendors’ Representative may request (acting reasonably) to avoid, resist, appeal or compromise the claim.

9.19                                                                           The Purchaser shall not be required to take, and shall not be required to cause the Company or any Subsidiary to take, any action pursuant to Clause 9.18:-

9.19.1                                                                  if the Purchaser, the Company, any Subsidiary or any person connected with them reasonably considers such action would be:-

9.19.1.1                                                         unlawful; or

9.19.1.2                                                         likely adversely to affect its business or to breach an employer’s duty of good faith to its employees;

9.19.2                                                                  unless the Warrantors indemnify and secure the Purchaser and the Company or any Subsidiary concerned to the Purchaser’s reasonable satisfaction against any liability, costs, damages or reasonable expenses which may be incurred;

9.19.3                                                                  where such action involves an appeal against a determination by the General or Special Commissioners, unless the Warrantors have obtained the opinion of leading tax counsel that there is a reasonable prospect that the appeal will succeed;

9.19.4                                                                  if any Warrantor (or the Company or relevant Subsidiary before Completion) is or has been involved in fraud or wilful default in respect of the taxation liability which is the subject matter of the claim.

9.20                                                                           If the Vendors’ Representative does not request the Purchaser to take any appropriate action within 21 days of notice to the Vendors’ Representative referred to in Clause 9.18 or if no action is required to be taken by virtue of any of the provisions of Clause 9.19, the Company or relevant Subsidiary shall be at liberty without reference to the Warrantors to admit, compromise, settle, discharge or otherwise deal with such claim.

10                                                                                    Restrictions

10.1                                                                           The provisions of this Clause 10 are made with the intention of assuring to the Purchaser and each of its Group Companies following Completion the full benefit and value of the goodwill and connections of the Company and the Subsidiaries and as a constituent part of the agreement for the sale of the Shares. Accordingly each of the Vendors agrees that the restrictions contained in this Clause 10 are reasonable and necessary for the protection of the legitimate interests of the Purchaser and that the restrictions do not work harshly on him.

10.2                                                                           Each of the Warrantors covenants with the Purchaser and each of its Group Companies following Completion that, save with the prior written consent of the Purchaser:-

10.2.1                                                                  for the period of 3 years following the Completion Date, he will not in the Restricted Territories in competition with the Company or any of the Subsidiaries, directly or indirectly:-

10.2.1.1                                                         carry on; or

10.2.1.2                                                         seek employment or engagement with or be employed or engaged by or be a director or consultant to; or

10.2.1.3                                                         work on any account of; or

10.2.1.4                                                         be in any way interested in or connected with

any business carried on within any part of the Restricted Territories which competes with any business carried on by the Company or any of the Subsidiaries at the Completion Date, provided always that this Clause shall not prevent a Warrantor from being interested as a holder or beneficial owner solely for investment purposes of less than five per cent. of any securities of any company whose securities are listed or quoted on any recognised investment exchange in the United Kingdom;

10.2.2                                                                  for the period of 3 years following the Completion Date, he will not in the Restricted Territories, directly or indirectly:-

10.2.2.1                                                         either:-

(i)                                     deal with; or

(ii)                                  seek employment or engagement with; or be employed or engaged by; or

(iii)                               engage in business with; or

(iv)                              work on any account or business of

any client of the Company or any of the Subsidiaries for the purpose of providing that client with services which are the same as or similar to any services which he was involved in providing to that client in his capacity as an employee of the Company at any time in the twelve months preceding the Completion Date;

10.2.2.2                                                         solicit business from any client of the Company or any of the Subsidiaries for the purpose of providing to that client services which are the same as or similar to those which he has been involved in providing to that client in his capacity as an employee of the Company at any time in the twelve months preceding the Completion Date;

10.2.2.3                                                         interfere with or seek to interfere with contractual or other trade relations between the Company or any of the Subsidiaries and any of their respective clients;

10.2.2.4                                                         interfere or seek to interfere with contractual or other trade relations between the Company or any of the Subsidiaries and any of their respective suppliers;

10.2.2.5                                                         either:-

(i)                                     solicit the services of; or

(ii)                                  endeavour to entice away from the Company or any of the Subsidiaries; or

(iii)                               knowingly assist in, or procure, the employment by any other person of any officer, consultant or senior or managerial employee of the Company or any of the Subsidiaries known personally to him (whether or not such person would commit any breach of his contract of employment or engagement by reason of leaving the service of such company) for the purposes of providing services the same as or similar to those he provided to the Company or any of the Subsidiaries.

10.3                                                                           Each of the Warrantors covenants with the Purchaser and each of its Group Companies following Completion that, save with the prior written consent of the Purchaser:-

10.3.1                                                                  for the period of five years following the Completion Date, save as required by applicable law or regulation, he will:-

10.3.1.1                                                         not communicate or divulge to any person; and/or

10.3.1.2                                                         not make use or permit the use of; and/or

10.3.1.3                                                         use reasonable endeavours to prevent the publication, disclosure or unauthorised use of,

any Commercial Confidential Information concerning the business, finances or affairs of the Company or of any of the Subsidiaries or of any of their respective clients or suppliers;

10.3.2                                                                  at any time following the Completion Date, save as required by applicable law or regulation, he will:-

10.3.2.1                                                         not communicate or divulge to any person; and/or

10.3.2.2                                                         not make use or permit the use of; and/or

10.3.2.3                                                         use reasonable endeavours to prevent the publication, disclosure or unauthorised use of,

any Technical Confidential Information concerning the business, finances or affairs of the Company or of any of the Subsidiaries or of any of their respective clients or suppliers;

10.3.3                                                                  he will not following the Completion Date for so long as it is used or registered in the name of the Company or any of its Group Companies:-

10.3.3.1                                                         use; or

10.3.3.2                                                         apply to register on any public register

any trade or business name used by the Company or any of the Subsidiaries during the period of two years preceding the Completion Date (including in particular the name CDC Solutions (whether alone or in conjunction with other names)) or any name similar to those names or likely to be confused with them.

10.3.4                                                                  he will not following the Completion Date, except as required by applicable law, or compelled by process of law, make any derogatory or disparaging statement about the Company, the Purchaser or any other Combined Group entity (or any subsidiary or affiliate thereof) or any of their current officers, directors, employees, or shareholders or any persons who were officers, directors, employees, or shareholders during such Vendor’s employment with or period of shareholding in the Company (and will procure that no-one acting on his behalf makes any such statement).

10.4                                                                           While the restrictions contained in this Clause 10 are considered by the Parties to be reasonable in all the circumstances, it is recognised that restrictions of their nature may fail for technical reasons.  Accordingly it is agreed that, if any of such restrictions shall be found to be invalid or unenforceable as going beyond what is reasonable in all the circumstances for the protection of the interests of the Purchaser or otherwise, but would be valid or enforceable if part of the wording of the restriction were deleted or the period for which it applies were reduced or the range of activities or area dealt with by it were reduced in scope, the restriction concerned shall apply with such modifications as may be necessary to make it valid and enforceable.

11                                                                                    Earnout Protections

11.1                                                                           During the Earnout Period:-

11.1.1                                                                  the Purchaser shall provide to the Institutional Vendors’ Representatives within 30 Business Days of the end of each quarter a copy of the management accounts for the Combined Business for that quarter; and

11.1.2                                                                  the Institutional Vendors’ Representatives shall be entitled to attend as observers only (but not to vote at or participate in) each of the quarterly management meetings held by the Combined Business.

11.2                                                                           The Institutional Vendors shall procure that each of the Vendors’ Institutional Representatives will following Completion, save with the prior written consent of the Purchaser:-

11.2.1                                                                  keep confidential and not communicate or divulge to any person; and/or

11.2.2                                                                  not make use or permit the use of;

the management accounts or any other confidential information which it obtains pursuant to or as a result of the provisions of Clause 11.1.

11.3                                                                           The Purchaser agrees and undertakes to the Institutional Vendors that during the Earnout Period it shall not without the written consent of the Institutional Vendors’ Representatives:-

11.3.1                                                                  take any action the purpose of which is to reduce the amount of the Earnout Consideration or the Further Consideration;

11.3.2                                                                  pass any resolution for the winding up of any member of the Combined Group;

and the Purchaser shall procure that no member of the Combined Group does any such thing.

11.4                                                                           The Purchaser shall procure that (unless the Institutional Vendors’ Representatives otherwise agree in writing) during the Earnout Period:

11.4.1                                                                  each member of the Combined Group shall carry on business in the ordinary course;

11.4.2                                                                  no member of the Combined Group shall sell, transfer, lease, or assign or otherwise dispose of all or a substantial part of the business and assets of the Combined Business, or enter into an agreement to do so;

11.4.3                                                                  no member of the Combined Group shall enter into any contract, arrangement or transaction with a related party (as defined in Chapter 11 of the Listing Rules of the UK Listing Authority) of the Purchaser otherwise than on arm’s length terms; and

11.4.4                                                                  no member of the Combined Group shall defer to any later financial year the realisation of any income properly attributable to any financial year within the Earnout Period or attribute to any earlier financial year within the Earnout Period any costs properly attributable to any later financial year without the consent of the Institutional Vendors’ Representatives provided always that (i) the Purchaser and/or any member of the Combined Group may without the consent of the Vendors or the Institutional Vendors’ Representatives enter into any transaction which would give rise to a right of the Institutional Vendors’ Representatives to make an election pursuant to Clause 7.6, 7.7 or 7.8 (ii)

the Purchaser may without the consent of the Vendors or the Institutional Vendors’ Representatives transfer shares in the Company or, at any time after 31 December 2003, the business or assets of the Company to any company within the Combined Group.

11.5                                                                           The provisions of this Clause 11 shall not prevent (i) the engagement or the termination of any employee by any member of the Combined Group; or (ii) the granting of security over the shares in any or all members of the Combined Group or any or all of the assets of the Combined Business.

12                                                                                    Optionholders

12.1                                                                           The Warrantors hereby acknowledge and agree that:

12.1.1                                                                  during the Options Exercise Period the Optionholders are entitled to exercise their Options by (i) payment to the Company of the exercise price and (ii) delivery to the Company of the relevant Forms of Instruction;

12.1.2                                                                  the rules governing the EMI Scheme and the Unapproved Plan provide that failure by the Optionholders to exercise their Options prior to the end of the Options Exercise Period will result in their Options lapsing;

12.1.3                                                                  the Articles set out the provisions pursuant to which the Ordinary Shares the subject of the Options are to be acquired by the Purchaser;

12.1.4                                                                  the Optionholders who validly exercise their Options in accordance with the terms of the Letter to Optionholders will be entitled to a cash payment in accordance with this Agreement from the Purchaser in consideration for the transfer to the Purchaser of the Ordinary Shares in respect of which they have exercised their Options; and

12.1.5                                                                  they wish the Optionholders to enter into elections with the Company for the purposes of section 431 of the Income Tax (Earnings and Pensions) Act 2003 and the Forms of Instruction include an authority from the Optionholders authorising any director of the Company or any person nominated by the Company or by the Purchaser to sign that election on his or her behalf and the Purchaser shall use its reasonable endeavours to procure that the Company enters into such elections.

12.2                                                                           In satisfaction of the obligations of the Purchaser referred to in Clause 12.1.4 (in so far as they relate to the Initial Consideration):-

12.2.1                                                                  Options Loan Amounts

On the Options Exercise Date there shall be released from the Options Escrow Account to the Purchaser the Options Loan Amounts which the Purchaser acknowledges is in satisfaction of the amount payable in respect of the Options Loan Amounts to the Purchaser by the Optionholders; and

12.2.2                                                                  Holders of Market Value EMI Options

on the EMI Release Date there shall be released from the Options Escrow Account to the Vendors’ Solicitors’ Client Account the MV EMI Release Amount together with the relevant percentage of the total interest earned on the sum deposited in the Options Escrow Account pursuant to Clause 4.1.6.1 from the Completion Date to the date of release (less the relevant percentage of any bank charges) such amount to be paid by the Vendors Solicitors within 3 Business Days of such release to the holders of Market Value EMI Options who have exercised such options during the Option Exercise Period; and

12.2.3                                                                  Holders of Unagreed EMI Options

on the EMI Release Date there shall be released from the Options Escrow Account:-

12.2.3.1                                                         to the Company, the Agreed Tax Amount (if any) to be dealt with in accordance with Clause 12.5; and

12.2.3.2                                                         to the Vendors’ Solicitors’ Client Account, the Unagreed EMI Release Amount together with the relevant percentage of the total interest earned on the sum deposited in the Options Escrow Account pursuant to Clause 4.1.6.1 from the Completion Date to the date of release (less the relevant percentage of any bank charges) such amount to be paid to the holders of Unagreed EMI Options who have exercised such options during the Option Exercise Period in accordance with the terms of the Letter to Optionholders on the first practicable payroll date following the EMI Release Date; and

12.2.4                                                                  Holders of Unapproved Options

on the Unapproved Release Date there shall be released from the Options Escrow Account

12.2.4.1                                                         to the Company, the Estimated Tax Amount to be dealt with in accordance with Clause 12.5; and

12.2.4.2                                                         to the Vendors’ Solicitors’ Client Account, the Unapproved Release Amount together with the relevant percentage of the total interest earned on the sum deposited in the Options Escrow Account pursuant to Clause 4.1.6.1 from the Completion Date to the date of release (less the relevant percentage of any bank charges) such amount to be paid to the Optionholders who have validly exercised their Unapproved Options in accordance with the terms of the Letter to Optionholders on the first practicable payroll date following the Unapproved Release Date.

12.2.5                                                                  CDC Trustees Limited

Immediately following the 6 week period after service of the Drag Along Notice pursuant to articles 13.3.3 of the Articles, there shall be released from the Options Escrow Account to CDC Trustees Limited the EBT Release Amount.

In this clause 12.2 the relevant percentage of interest and bank charges (if any) is the percentage found by dividing the number of Ordinary Shares to which the Release Amount specified in the relevant sub-clause relates by 2,296,453, and multiplying the resulting figure by 100.

12.3                                                                           For the avoidance of doubt, any payment made from the Working Capital Escrow Account to the Vendors’ Solicitors’ Client Account pursuant to Clause 5.2.2. or by the Purchaser to the Vendors’ Solicitors’ Client Account pursuant to Clause 5.3 shall be deemed to satisfy the obligations of the Purchaser to the Optionholders in respect of their proportion of the payment relating to the Working Capital Amount due under clause 5.

12.4                                                                           For the avoidance of doubt, any payment made by the Purchaser to the Vendors’ Solicitors’ Client Account pursuant to Clause 6.1 shall be deemed to satisfy the obligations of the Purchaser to the Optionholders in respect of their proportion of the Further Consideration.

12.5                                                                           As soon as practicable after Completion, the Purchaser shall procure that the Company shall send to the Inland Revenue a letter prepared by the Vendors’ Solicitors and approved by the Purchaser’s Solicitors (such approval not to be unreasonably withheld) seeking in respect of the Unagreed EMI Options, a valuation of the Ordinary Shares as at the relevant date of grant (the “Valuation”) and the Vendors’ Solicitors shall, on behalf of the Vendors, seek to agree the Valuation with the Inland Revenue (subject to the Vendors bearing any costs in connection with the Valuation).  The Vendors’ Solicitors shall keep the Purchaser’s Solicitors fully informed of the progress of such negotiations and give them an opportunity to comment on any proposed response and shall take account of their reasonable comments.  As soon as practicable after the Unapproved Release Date the Purchaser shall arrange for the Company to:

12.5.1                                                                  pay the Estimated Tax Amount to the Inland Revenue; and

12.5.2                                                                  write to the Inland Revenue explaining the basis on which the Estimated Tax Amount was determined and asking the Inland Revenue to agree that basis.  The Purchaser shall procure that the Vendors’ Representative and the Vendors’ Solicitors are given an opportunity to comment on such letter prior to despatch and shall take account of their reasonable comments; and

12.5.3                                                                  when and where necessary, negotiate with the Inland Revenue to agree the correct amount of income tax and National Insurance Contributions payable (such negotiation to be conducted in accordance with Clause 12.11 to 12.13 below).

12.6                                                                           The excess of the Unapproved Withheld Amount over the Estimated Tax Amount for the Unapproved Options (“the Withheld Sum”) shall remain in the Options Escrow Account until agreement has been reached with the Inland Revenue on the matters referred to in Clause 12.5.3.  In the event that the agreement with the Inland Revenue means that the Estimated Tax Amount for the Unapproved Options was less than the correct amount of income tax and/or National Insurance Contributions due then the balance due to the Inland Revenue (including any interest or penalties payable) shall be released from the Options Escrow Account to the Company and the Company shall pay it to the Inland Revenue.  The balance of the Withheld Sum (if any) shall be released to the holders of Unapproved Options who have exercised such options during the Option Exercise Period in accordance with the terms of the Letter to Optionholders.  If the Withheld Sum is insufficient to pay all of the balance the income tax and/or National Insurance Contributions due to the Inland Revenue (including any interest or penalties payable) then the Purchaser may withhold the shortfall from any other payments due under this Agreement to such Optionholders (including any payments to be made to any Escrow Account or to the Vendors’ Solicitors’ Client Account for onward distribution to them).  If the Inland Revenue determines that no further income tax and/or National Insurance Contributions are due, then the Withheld Sum shall be released to the holders of Unapproved Options who have exercised such options during the Option Exercise Period in accordance with the terms of the Letter to Optionholders. All such releases shall be made promptly after agreement has been reached with the Inland Revenue on the matters referred to in Clause 12.5.3.

12.7                                                                           The provisions of this Clause 12 shall apply mutatis mutandis in respect of Optionholders who are resident and taxable in a country outside the UK provided that, if any income tax or social security contributions are required to be withheld from any payments made under this Agreement (including any payments due under Clause 5 or Clause 6 and including any payments to be made into an escrow account or to the Vendors’ Solicitors Client Account) to such Optionholders under any applicable law, the Purchaser may withhold such amounts from any such payments and pay such amounts to the employer which shall promptly account for such amounts to the relevant revenue authorities under any applicable law.

12.8                                                                           On the date being 3 Business Days following the Options Escrow End Date the balance of the monies standing to the credit of the Options Escrow Account shall be released to the Vendors’ Solicitors’ Client Account to be distributed to the Vendors and the Optionholders in accordance with the Articles, provided that if for any reason CDC Trustees Limited remains the holder of any Ordinary Shares (in excess of the 176,120 Ordinary Shares referred to in the definition of EBT Release Amount) the balance shall be used to pay to CDC Trustees Limited the amount of Initial Consideration due to it for such Ordinary Shares in accordance with the Articles and the Drag Along Notice (and the Vendors’ Solicitors shall ensure that CDC Trustees Limited receives the requisite amounts for such Ordinary and the 176,120 Ordinary Shares referred to in the definition of EBT Release Amount from the payments made to the Vendors’ Solicitors’ Client Account under Clauses 5 and 6 in respect of the Working Capital Amount and the Further Consideration and payments received by the Company on exercise of Options).

12.9                                                                           Save as provided in this Clause 12, no releases or withdrawals shall be made from the Options Escrow Account.

12.10                                                                     The Parties hereby agree to procure that such instructions are given to the Purchaser’s Solicitors and the Vendors’ Solicitors in relation to the operation of the Options Escrow Account, the Escrow Escrow Account, the Earnout Escrow Account and the Working Capital Escrow Account as may be required to give full effect to the provisions of this Agreement.

12.11                                                                     If the Purchaser, the Company or any Subsidiary becomes aware of a need to negotiate with the Inland Revenue for the purposes of Clause 12.5.3, the Purchaser shall as soon as reasonably practicable give the Vendors’ Representative written notice of that need and shall, subject to Clauses 12.12 and 12.13, take into account any representations made by the Vendors’ Representative (acting reasonably) to resolve such negotiations.

12.12                                                                     The Purchaser shall not be required to take, and shall not be required to cause the Company or any Subsidiary to take, any action pursuant to Clause 12.11:-

12.12.1                                                            if the Purchaser, the Company, any Subsidiary or any person connected with them reasonably considers such action would be:-

12.12.1.1                                                   unlawful; or

12.12.1.2                                                   likely adversely to affect its business or to breach an employer’s duty of good faith to its employees;

12.12.2                                                            unless the Warrantors indemnify and secure the Purchaser and the Company or any Subsidiary concerned to the Purchaser’s reasonable satisfaction against any liability, costs, damages or reasonable expenses which may be incurred;

12.12.3                                                            where such action involves an appeal against a determination by the General or Special Commissioners, unless the Warrantors have obtained the opinion of leading tax counsel that there is a reasonable prospect that the appeal will succeed;

12.12.4                                                            if any Warrantor (or the Company or relevant Subsidiary before Completion) is or has been involved in fraud or wilful default in respect of the subject matter of the negotiation.

12.13                                                                     If the Vendors’ Representative does not request the Purchaser to take any appropriate action within 21 days of notice to the Vendors’ Representative referred to in Clause 12.11 or if no action is required to be taken by virtue of any of the provisions of Clause 12.12, the Company or relevant Subsidiary shall be at liberty without reference to the Warrantors to agree, compromise, settle or otherwise deal with such negotiation.

13                                                                                    Release

13.1                                                                           Each of the Vendors confirms that he has no claim (whether in respect of any dividend or distribution, breach of contract, compensation for loss of office or monies due to him or on any account whatsoever) outstanding against the Company or any Subsidiary or against any of the shareholders, directors, officers, employees or professional advisers of the Company or any Subsidiary and that no agreement or arrangement (including any contract of employment) is outstanding under which the Company or any Subsidiary or any of such persons has or could have any obligation of any kind to him.

13.2                                                                           To the extent that any such claim or obligation exists or may exist, each of the Vendors irrevocably and unconditionally waives such claim or obligation and releases the Company and each Subsidiary and any such other persons from any liability whatsoever in respect of such claim or obligation.

13.3                                                                           The Company, the Subsidiaries and any shareholder, director, officer, employee or professional adviser of the Company or any Subsidiary may enforce the terms of Clauses 13.1, 13.2, 13.4 and 13.5 in accordance with the Contracts (Rights of Third Parties) Act 1999, provided always that, as a condition thereto, any such third party shall:-

13.3.1                                                                  obtain the prior written consent of the Purchaser; and

13.3.2                                                                  not be entitled to assign its rights under this Clause 13.

13.4                                                                           The Institutional Vendors and the Management Vendors hereby irrevocably agree that:-

13.4.1                                                                  each of the Investment Agreements be and is hereby terminated with immediate effect;

13.4.2                                                                  the Company and each of the Subsidiaries be and are hereby released from all obligations and liabilities arising in connection with the terms of the Investment Agreements; and

13.4.3                                                                  all rights arising under the terms of the Investment Agreements be and are hereby waived.

13.5                                                                           The Institutional Vendors and the Management Vendors hereby irrevocably agree that:-

13.5.1                                                                  all rights to call for the present or future creation, allotment, issue, transfer, redemption or repayment of any share capital of the Company (whether arising in connection with the Institutional Option Agreements or otherwise) be and are hereby waived;

13.5.2                                                                  the Company and each of the Subsidiaries be and are hereby released from all obligations and liabilities arising in connection with the terms of the Institutional Option Agreements; and

13.5.3                                                                  each of the Institutional Option Agreements be and is hereby terminated with immediate effect.

14                                                                                    Taxation

The provisions of Schedule 10 shall have effect.

15                                                                                    Announcements

15.1                                                                           Subject to the provisions of Clause 15.2, no Party shall issue any press release or publish any circular to shareholders or any other public document or make any statement or disclosure to any person who is not a Party (including any document, statement or disclosure published, issued or made by the Vendors or any of them to any supplier to or customer of the Company or any of the Subsidiaries) in each case relating to this Agreement or the matters contained in it, without obtaining the prior written approval of the other Party to its contents and the manner and extent of its presentation and publication or disclosure (such approval not to be unreasonably withheld or delayed or made subject to unreasonable conditions).

15.2                                                                           The provisions of Clause 15.1 do not apply to:-

15.2.1                                                                  any announcement relating to or connected with or arising out of this Agreement required to be made by the Purchaser:-

15.2.1.1                                                         by virtue of the regulations of the United States Securities and Exchange Commission; the New York Stock Exchange; the UK Listing Authority, the London Stock Exchange; or

15.2.1.2                                                         by any court or governmental or administrative authority competent to require the same; or

15.2.1.3                                                         by any applicable law or regulation; or

15.2.2                                                                  any document, statement or disclosure published, issued or made by the Purchaser after Completion to any supplier to or client of the Company or of any of the Subsidiaries.

16                                                                                    Assignment

16.1                                                                           Subject to this Clause 16, this Agreement shall be binding upon and enure for the benefit of the successors and assignees of the Parties including, in the case of individuals, their respective estates after their deaths and, subject to any succession or assignment permitted by this Agreement, any such successor or assignee of the Parties shall in its own right be able to enforce any term of this Agreement.

16.2                                                                           The Vendors, their successors and assignees shall not be entitled to assign their respective rights or obligations under this Agreement without the prior written consent of the Purchaser.

16.3                                                                           The Purchaser and its assignees may at any time (i) assign, (ii) transfer, (iii) charge (iv) declare or create a trust or other interest over or (v) deal in any other manner with this Agreement or any of its rights or obligations under it.

16.4                                                                           Subject to the provisions of Clauses 7.6 and 7.7, the Purchaser shall be entitled to:-

16.4.1                                                                  grant security over or assign by way of security all or any of its rights under this Agreement;

16.4.2                                                                  assign or transfer the benefit of rights under, or rights of action for breaches of, this Agreement; or

16.4.3                                                                  sell or transfer all or some of the Shares to a third party purchaser on terms the same as, or similar to (in whole or in part) those set out in this Agreement (including, without limitation, the terms of Clause 9 (Warranties) and this Clause 16 (Assignment))

in reliance, inter alia, upon the warranties, covenants, indemnities, agreements and undertakings set out in this Agreement.  In the event of any such grant, assignment, sale or transfer, it is agreed that any person to whom such security has been granted, to whom such rights have been assigned or transferred or to whom such Shares have been sold or transferred shall in its own right be able to enforce any of the warranties, covenants, indemnities, agreements and undertakings set out in this Agreement, provided always that, as a condition thereto, any such third party shall (i) obtain the prior written consent of the Purchaser, (ii) serve written notice on the Parties agreeing to be bound by the terms of Clause 21.2 (jurisdiction) and, save in relation to an assignment to a Group Company, (iii) not be entitled to assign its rights under this Clause 16.4.

17                                                                                    General

17.1                                                                           The Warrantors shall do or procure to be done all such further acts and things and execute or procure the execution of all such other documents as the Purchaser may from time to time reasonably require for the purpose of giving the Purchaser the full benefit of the provisions of this Agreement.

17.2                                                                           This Agreement, the documents in the Agreed Form and the other documents referred to in them constitute the entire agreement between, and understanding of, the Parties with respect to the subject matter of this Agreement and such documents and supersede any prior written or oral agreement(s) or arrangement(s) between the Parties in relation thereto.

17.3                                                                           Each of the Vendors waives any rights of pre-emption over the Shares conferred on him or held by him either by virtue of the Company’s Articles of Association or by express agreement or otherwise.

17.4                                                                           Save as otherwise stated in this Agreement, each Party shall pay his or its own costs and expenses of and incidental to the negotiation, preparation, execution and implementation by it of this Agreement, of each document referred to in it and the sale and purchase of the Shares.

17.5                                                                           This Agreement shall, as to any of its provisions remaining to be performed or capable of having or taking effect following Completion, remain in full force and effect notwithstanding Completion.

17.5.1                                                                  No waiver by the Purchaser of any condition or of the breach of any term, covenant, representation, warranty or undertaking contained in this Agreement, whether by conduct or otherwise, in any one or more instances shall be deemed to be or construed as a further or continuing waiver of any such condition or breach or a waiver of any other condition or of the breach of any other term, covenant, representation, warranty or undertaking in this Agreement.

17.5.2                                                                  Any liability to the Purchaser under this Agreement may in whole or in part be released, compounded or compromised and time or indulgence may be given by the Purchaser in its absolute discretion as regards any Party under such liability without in any way prejudicing or affecting its rights against any other Party under the same or a like liability, whether joint and several or otherwise.

17.6                                                                           This Agreement or any of the documents referred to in it may be amended, varied, superseded or cancelled and any of its terms, covenants, representations, warranties, undertakings or conditions may be waived only by an instrument in writing signed by (or by some person duly authorised by) each of the Parties or, in the case of a waiver, by the Party waiving compliance.

17.7                                                                           If any provision of this Agreement shall be found by any court or administrative body of competent jurisdiction to be invalid or unenforceable, such invalidity or unenforceability shall not affect the other provisions of this Agreement which shall remain in full force and effect.

17.8                                                                           This Agreement may be executed in any number of counterparts, each of which, when executed and delivered, shall be an original, and all the counterparts together shall constitute one and the same instrument.

18                                                                                    Notices

18.1                                                                           Any notice or other communication given under this Agreement shall be in writing and signed by or on behalf of the Party giving it and shall be served by delivering it personally or sending it by pre-paid recorded delivery or registered post or fax to the address and for the attention of the relevant Party set out, in the case of the Vendors, in column 2 of Schedule 1 or, in the case of the Purchaser and the Guarantor, in Clause 18.2 (or as otherwise notified by that Party under this Agreement).  Any such notice shall be deemed to have been received:-

18.1.1                                                                  if delivered personally, at the time of delivery;

18.1.2                                                                  in the case of pre-paid recorded delivery or registered post, 48 hours from the date of posting;

18.1.3                                                                  in the case of fax, at the time of transmission

provided that if deemed receipt (but for this proviso) would have occurred before 9 a.m. on a Business Day the notice shall be deemed to have been received at 9 a.m. on that day, and if deemed receipt (but for this proviso) would have occurred after 5 p.m. on a Business Day, or on a day which is not a Business Day, the notice shall be deemed to have been received at 9 a.m. on the next Business Day.  For the purpose of this Clause, “Business Day” means any day which is not a Saturday, a Sunday or a public holiday in the place at or to which the notice is left or sent.

18.2                                                                           The addresses and fax numbers of the Purchaser and the Guarantor for the purposes of Clause 18.1 are

c/o Information Holdings Inc.

Address:                                               2777 Summer Street

Stamford

CT, USA 06905

For the attention of: The President

Fax number: 001 203 961 1431

or such other address or fax number as may be notified in writing from time to time by the relevant Party to the other Parties for the purposes of this Clause.

18.3                                                                           In proving such service it shall be sufficient to prove that the envelope containing such notice was addressed to the address of the relevant Party set out in Schedule 1 or Clause 18.2 (as the case may be) (or as otherwise notified by that Party under this Agreement) and delivered either to that address or into the custody of the postal authorities as a pre-paid recorded delivery or registered post letter, or that the notice was transmitted by fax to the fax number of the relevant Party set out in Schedule 1 or Clause 18.2 (as the case may be) (or as otherwise notified by that Party under this Agreement) .

18.4                                                                           For the avoidance of doubt, notice given under this Agreement shall not be validly served if sent by e-mail.

18.5                                                                           Each of the Vendors hereby appoints Bill Passmore as the Vendors’ Representative.

18.6                                                                           Each of the Institutional Vendors hereby appoints Jeremy Milne and Matthew Mead as the Institutional Vendors’ Representatives

19                                                                                    Guarantee and indemnity

19.1                                                                           The Guarantor irrevocably and unconditionally guarantees the due and punctual performance by the Purchaser of its obligations under Clauses 4, 5, 6 and 7 of this Agreement and irrevocably and unconditionally undertakes with the Vendors that, if the Purchaser shall fail in any respect to fulfil any of its said obligations the Guarantor will indemnify the Vendors against all losses, damages, costs, charges and expenses which may be suffered or reasonably incurred by the Vendors by reason of such failure or breach to the intent that, if the Purchaser shall so fail, the Guarantor shall be at liberty to act and the Guarantor shall be liable as if the Guarantor were the Party principally bound by such obligations.

19.2                                                                           The guarantee and indemnity contained in Clause 19.1 is a continuing guarantee and indemnity and shall remain in force until all obligations of the Purchaser under this Agreement have been fully performed and all sums payable by the Purchaser have been fully paid.

19.3                                                                           The obligations of the Guarantor shall not be affected by any act, omission, matter or thing which, but for this provision, might operate to release or otherwise exonerate the Guarantor from its obligations or affect such obligations including, without limitation and whether or not known to the Guarantor:-

19.3.1                                                                  any time, indulgence, waiver or consent at any time given to the Purchaser or any other person;

19.3.2                                                                  any compromise or release of, or abstention from perfecting or enforcing, any rights or remedies against the Vendors or any other persons;

19.3.3                                                                  any legal limitation, disability, incapacity or other circumstance relating to the Purchaser or any other person or any amendment to or variation of the terms of this Agreement; and

19.3.4                                                                  any irregularity, unenforceability or invalidity of any obligations of the Purchaser under this Agreement or the dissolution, amalgamation, reconstruction or insolvency of the Purchaser.

20                                                                                    Power of Attorney

Each of the Vendors hereby irrevocably appoints the Purchaser and any director thereof to be its attorney in its name and on its behalf following Completion to exercise all or any of the voting rights, powers and privileges (including the right to nominate proxies on their behalf) attached to the shares registered in their respective names.

21                                                                                    Governing law and jurisdiction

21.1                                                                           This Agreement shall be governed by and construed in accordance with the laws of England.

21.2                                                                           The Parties submit to the exclusive jurisdiction of the courts of England and Wales as regards any claim, dispute or matter arising out of or relating to this Agreement or any of the documents to be executed pursuant to this Agreement.

21.3                                                                           Each Party irrevocably consents to any process in any legal action or proceedings arising out of or in connection with this Agreement being served on it in accordance with the provisions of this Agreement relating to service of notices.  Nothing contained in this Agreement shall affect the right to serve process in any other manner permitted by law.

This document is intended by the Parties to be a deed.  It shall be presumed to be delivered and take effect as a deed only when (and not before) it is dated.  The Parties confirm that they have authorised their respective solicitors to deliver it on their behalf.

Executed as a deed and delivered on the date set out at the head of this Agreement.

SCHEDULES AND EXHIBITS

Schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K.  Information Holdings Inc. hereby undertakes to furnish supplementally to the Securities and Exchange Commission copies of any omitted schedules and exhibits upon request therefor by the Securities and Exchange Commission.

List of Omitted Schedules
Schedule 1	The Vendors
Schedule 2	The Company
Schedule 3	The Subsidiaries
Schedule 4	Completion obligations of the Vendors
Schedule 5	Warranties
Schedule 6	Limitations on Liability
Schedule 7	Properties
Schedule 8	Completion Statement
Schedule 9	Intellectual Property
Schedule 10	Taxation
Schedule 11	Adjustment to Accounting Policies

List of Omitted Exhibits
“A”	Letter of Amendment
“B1” to “B5”	Letters of Resignation
“C1” and “C2”	Board Minutes
“D”	Drag Along Notice
“E1” and “E2”	Letter to Optionholders (including Form of Instruction)
“F1” to “F4”	Loan Note Instruments

SIGNED as a DEED and sealed by			)
CLARE BEAZLEY acting by her duly			) /s/ James Cook
authorised attorney JAMES COOK in the			)
presence of:-)

Witness:	Signature:	/s/ Suzanne Askham

Name: Suzanne Askham

Address:

Occupation:

SIGNED as a DEED and sealed by			)
CATHARINE BRODE in the presence of:-)			/s/ Catherine Brode

Witness:	Signature:	/s/ Mrs. M. Kershaw

Name: Mrs. M. Kershaw

Address:

Occupation:

SIGNED as a DEED and sealed by			)
JAMES COOK in the presence of:-)			/s/ James Cook

Witness:	Signature:	/s/ Suzanne Askham

Name: Suzanne Askham

Address:

Occupation:

SIGNED as a DEED and sealed by			)
DAVID CORNWELL in the presence of:-)			/s/ David Cornwell

Witness:	Signature:	/s/ D. Thomas

Name: D. Thomas

Address:

Occupation:

SIGNED as a DEED and sealed by			)
KHA KOON CORNWELL acting by her			)
duly authorised attorney DAVID CORNWELL			) /s/ David Cornwell
in the presence of:			)

Witness:	Signature:	/s/ D. Thomas

Name: D. Thomas

Address:

Occupation:

SIGNED as a DEED and sealed by			)
WILLIAM PASSMORE in the presence of:-)			/s/ William Passmore

Witness:	Signature:	/s/ Jane Kyle Hayes

Name: Jane Kyle Hayes

Address:

Occupation:

SIGNED as a DEED and sealed by			)
PHILIP PADFIELD in the presence of:-)			/s/ Philip Padfield

Witness:	Signature:	/s/ Clifford Moggs

Name: Clifford Moggs

Address:

Occupation:

SIGNED as a DEED and sealed by			)
SUNIL PUROHIT in the presence of:-)			/s/ Sunil Purohit

Witness:	Signature:	/s/ JA Spooner

Name: JA Spooner

Address:

Occupation:

SIGNED as a DEED and sealed by			)
DENISE COOK acting by her duly			)
authorised attorney JAMES COOK in the			) /s/ James Cook
presence of:-)

Witness:	Signature:	/s/ Suzanne Askham

Name: Suzanne Askham

Address:

Occupation:

SIGNED as a DEED and sealed by			)
NICHOLAS BRODE acting by his duly			)
authorised attorney CATHARINE BRODE			) /s/ Catharine Brode
in the presence of:-)

Witness:	Signature:	/s/ Mrs. M. Kershaw

Name: Mrs. M. Kershaw

Address:

Occupation:

EXECUTED as a DEED by			)
3i GROUP PLC acting by its lawfully authorised			) /s/ Matthew Mead
attorney in the presence of:-)

Witness:	Signature:	/s/ Greg Leyshon

Name: Greg Leyshon

Address:

Occupation:

EXECUTED as a DEED by			)
INVESTMENT ENTERPRISE PARTNERSHIP			)
NIF NEW TECH FUND 2000/1 and all of			) /s/ Shinichiro Hakuta
its partners by their attorney SHINICHIRO			)
HAKUTA in the presence of:-)

Witness:	Signature:	/s/ Shuichi Taniguchi

Name: Shuichi Taniguchi

Address:

Occupation:

EXECUTED as a DEED by			)
INVESTMENT ENTERPRISE PARTNERSHIP			)
NIF NEW TECH FUND 2000/2 and all of			) /s/ Shinichiro Hakuta
its partners by their attorney SHINICHIRO			)
HAKUTA in the presence of:-)

Witness:	Signature:	/s/ Shuichi Taniguchi

Name: Shuichi Taniguchi

Address:

Occupation:

EXECUTED as a DEED by			)
INVESTMENT ENTERPRISE PARTNERSHIP			) /s/ Shinichiro Hakuta
NIF NEW TECH FUND 99-A and all of			)
its partners by their attorney SHINICHIRO			)
HAKUTA in the presence of:-)

Witness:	Signature:	/s/ Shuichi Taniguchi

Name: Shuichi Taniguchi

Address:

Occupation:

EXECUTED as a DEED by		)
INVESTMENT ENTERPRISE PARTNERSHIP		) /s/ Shinichiro Hakuta
NIF NEW TECH FUND 99-B and all of		)
its partners by their attorney SHINICHIRO		)
HAKUTA in the presence of:-)

Witness:	Signature:	/s/ Shuichi Taniguchi

Name: Shuichi Taniguchi

Address:

Occupation:

EXECUTED as a DEED of		)
NIF VENTURES COMPANY LIMITED		) /s/ Nobuo Suzuki
and all of its partners by their attorney		)
NOBUO SUZUKI in the presence of:-)

Witness:	Signature:	/s/ Shuichi Taniguchi

Name: Shuichi Taniguchi

Address:

Occupation:

EXECUTED as a DEED by		)
QUESTER NOMINEES LIMITED by:-)

	Director:	/s/ Simon Acland
Simon Acland

	Director/Secretary:	/s/ Jeremy Milne
Jeremy Milne

EXECUTED as a DEED by			)
QUESTER VCT 2 PLC acting by its authorised			)	/s/ Simon Acland
signatories JEREMY MILNE and SIMON			)	/s/ Jeremy Milne
ACLAND in the presence of:-)

Witness:	Signature:	/s/ Rob Wood

Name: Rob Wood

Address:

Occupation:

EXECUTED as a DEED by			)
QUESTER VCT 3 PLC acting by its authorised			)	/s/ Simon Acland
signatories JEREMY MILNE and SIMON			)	/s/ Jeremy Milne
ACLAND in the presence of:-)

Witness:	Signature:	/s/ Rob Wood

Name: Rob Wood

Address:

Occupation:

EXECUTED as a DEED by			)
QUESTER VCT 4 PLC acting by its authorised			)	/s/ Simone Acland
signatories JEREMY MILNE and SIMON			)	/s/ Jeremy Milne
ACLAND in the presence of:-)

Witness:	Signature:	/s/ Rob Wood

Name: Rob Wood

Address:

Occupation:

EXECUTED as a DEED of			)
QUESTER VCT PLC acting by its authorised			) /s/ Simon Acland
signatories JEREMY MILNE and SIMON			) /s/ Jeremy Milne
ACLAND in the presence of:-)

Witness:	Signature:	/s/ Rob Wood

Name: Rob Wood

Address:

Occupation:

EXECUTED as a DEED of			)
LIQUENT HOLDINGS LIMITED			)
acting by			)
and			)

Director:		/s/ Jay Nadler
Jay Nadler

	Director/Secretary:	/s/ Karl Jaeger
Karl Jaeger

SIGNED AS A DEED on behalf of			)
INFORMATION VENTURES LLC, a			)
company incorporated in			) /s/ Vincent Chippari
USA by Vincent Chippari, being a person			)
who, in accordance with the laws of that			)
territory, is acting under the authority			)
of the company			)